Filed Pursuant to Rule 424(b)2
Registration Statement No. 333-131266

Amendment No. 2 dated October 24, 2007 to
PROSPECTUS SUPPLEMENT
For Performance Leveraged Upside Securities
(To Prospectus dated January 25, 2006)

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Fixed Rate Notes

Performance Leveraged Upside SecuritiesSM (“PLUSSM”)
Linked to an Index or a Basket of Indices

We, Morgan Stanley, may offer from time to time performance leveraged upside securities, which we refer to as PLUSSM, that are linked to an index or a basket of indices.  The specific terms of any PLUS that we offer, including the name of the underlying index or indices, will be included in the applicable pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement for PLUS or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  The PLUS will have the following general terms:

•	The PLUS do not guarantee the return of principal at maturity.	•	The PLUS will be senior unsecured obligations of ours.

•	At maturity, the PLUS will pay an amount in cash that may be more or less than the principal amount of each PLUS based upon the change in value of an index or a basket of indices.	•	The PLUS will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

•
The PLUS provide exposure to both increases and decreases in the value of the underlying index or a basket of indices, but the exposure to potential increases in the case of bull market PLUS, or to potential decreases in the case of bear market PLUS, is leveraged, generally up to a maximum payment amount per PLUS.

The applicable pricing supplement will describe the specific terms of the PLUS, including any changes to the terms specified in this prospectus supplement.  See “Description of PLUS—General Terms of PLUS—Terms Specified in Pricing Supplements” on page S-24.

Investing in the PLUS involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-18.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated, our wholly-owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent.  The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. Incorporated may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

MORGAN STANLEY
October 24, 2007

For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this prospectus supplement and the accompanying prospectus relating to the PLUS, see the section of this prospectus supplement called “Plan of Distribution.”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this prospectus supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The PLUS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The PLUS may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the PLUS or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

The agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

(a)     an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)     an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)     a person who acquires the PLUS for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)     otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this prospectus supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the performance leveraged upside securities, which we refer to as PLUSSM, offered under this program, in general terms only.  You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of PLUS.  Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus.  For purposes of this prospectus supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the PLUS primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.  The PLUS we offer under this prospectus supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution” in this prospectus supplement.

“Performance Leveraged Upside Securities” and “PLUS” are our service marks.

General terms of the PLUS
Unlike ordinary debt securities, the PLUS do not guarantee the return of principal at maturity.  The PLUS generally do not pay interest, but may do so if so specified in the applicable pricing supplement.  At maturity, the PLUS will pay an amount in cash based upon the value of an index or a basket of indices, which we refer to as the underlying index or the underlying basket of indices, respectively.  Some of the potential underlying indices that may be specified in the applicable pricing supplement are described in Annex A to this prospectus supplement titled “Underlying Indices and Underlying Index Publishers.”

Payment at maturity
For PLUS that provide leveraged exposure to increases in the underlying index or a basket of indices, which we refer to as “Bull Market PLUS,” at maturity you will receive for each PLUS that you hold an amount in cash based upon the value of the underlying index or basket of indices on the specified valuation date, determined as follows:

• If the final index value is greater than the initial index value, you will receive for each PLUS that you hold a payment at maturity equal to:
stated principal amount per PLUS + leveraged upside payment,

subject to a maximum payment at maturity specified in the applicable pricing supplement,

where,

•  If the final index value is less than or equal to the initial index value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in value of the underlying index and that will be equal to:

stated principal amount × index performance factor
where,

index performance factor	=	final index value
initial index value

Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount.

For purposes of determining the index percent increase (or the index percent decrease, described below under “Bear Market PLUS”) and the index performance factor we use the following terms:

initial index value	=	the index closing value on the day we price the PLUS for initial sale to the public, which we refer to as the pricing date, unless otherwise specified in the applicable pricing supplement

final index value	=	the index closing value on the valuation date

index closing value	=
the closing value of the underlying index or any successor index (as defined under “Description of PLUS—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on the relevant index business day.  In certain circumstances, the index closing value will be based on the alternate calculation of the index described under “Description of PLUS—Discontinuance of Any Underlying Index; Alteration of Method of Calculation”

valuation date	=	the date specified in the applicable pricing supplement, on which the final index value will be determined

Certain issuances of bull market PLUS will not be subject to a maximum payment at maturity and in such cases the leveraged upside payment will not be capped.

Bear Market PLUS

For issuances of PLUS that provide leveraged exposure to decreases in the underlying index or basket of indices which we will refer to as “Bear Market PLUS,” you will receive for each PLUS that you hold an amount in cash based inversely upon the value of the underlying index or basket of indices on the specified valuation date, determined as follows:

• If the final index value is less than or equal to the initial index value, you will receive for each PLUS that you hold a payment at maturity equal to:
stated principal amount per PLUS + enhanced downside payment,

subject to a maximum payment at maturity, if any, which will be specified in the applicable pricing supplement,

where,

•  If the final index value is greater than the initial index value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the increase in the value of the underlying index and that will be equal to:

stated principal amount per PLUS – upside reduction amount,

subject to the minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement,

where,

Under no circumstances will the bear market PLUS pay less than the minimum payment at maturity specified in the applicable pricing supplement.

In each applicable pricing supplement, we will provide a graph titled “Hypothetical Payments on the PLUS at Maturity,” which will illustrate the performance of the particular issuance of PLUS at maturity over a range of hypothetical percentage changes in the underlying index or basket of indices, as applicable.  You should also review the graphs in the section of this prospectus supplement titled “Hypothetical Payments on the PLUS at Maturity,” which provide illustrations of the payments for both bull market PLUS and bear market PLUS over a range of hypothetical changes in the underlying value.

Other features of PLUS	Certain PLUS may have features that differ from the basic PLUS described above. An issuance of PLUS could combine one or more of the features listed below.

Buffered PLUS

For issuances of PLUS with a buffer amount, which we refer to as “Buffered PLUS,” the payment at maturity will be determined as follows.

For Bull Market Buffered PLUS, the payment at maturity for each stated principal amount of Buffered PLUS that you hold will be an amount in cash based upon the value of the underlying index or basket of indices on the specified valuation date, determined as follows:

• if the final index value is greater than the initial index value, stated principal amount + leveraged upside payment,

subject to a maximum payment at maturity, if any, specified in the applicable pricing supplement;

• if the final index value is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value, stated principal amount; or

•  if the final index value is less than the initial index value and has decreased by an amount greater than the buffer amount from the initial index value, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

º if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be:
(stated principal amount × index performance factor) + minimum payment at maturity

➢  This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

º if there is no minimum payment at maturity, the payment at maturity will be:

➢  Because in this scenario the sum of the index return and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be equal to, but no less than, zero.

where,

buffer amount	=
for bull market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final index value may decline from the initial index value before you will lose any part of the stated principal amount per Buffered PLUS.

downside factor	=	for bull market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying index below the buffer amount is multiplied.

index return	=	final index value − initial index value
initial index value

For bull market Buffered PLUS with no minimum payment at maturity, the index return will be a negative number.

For Bear Market Buffered PLUS, the payment at maturity for each stated principal amount of Buffered PLUS that you hold will be an amount in cash based upon the value of the underlying index or basket of indices on the specified valuation date, determined as follows:

• if the final index value is less than the initial index value, stated principal amount + enhanced downside payment,

subject to a maximum payment at maturity, if any, specified in the applicable pricing supplement;

• if the final index value is greater than or equal to the initial index value but has increased by an amount less than or equal to the buffer amount from the initial index value, stated principal amount; or

•  if the final index value is greater than the initial index value and has increased by an amount greater than the buffer amount from the initial index value, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

º if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be:
(stated principal amount – upside reduction amount) + minimum payment at maturity

➢  This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

º if there is no minimum payment at maturity, the payment at maturity will be:

provided that the payment at maturity may not be less than zero.

➢ The payment at maturity in this scenario will be less than the stated principal amount and may be equal to, but no less than, zero.
where,

buffer amount	=
for bear market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final index value may increase from the initial index value before you will lose any part of the stated principal amount per Buffered PLUS

downside factor	=	for bear market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage increase in the underlying index above the buffer amount is multiplied.

See “Description of PLUS—General Terms of PLUS—Some Definitions” for the definition of terms related to Buffered PLUS.

PLUS Linked to a Basket of Indices

For issuances of PLUS linked to a basket of indices, the mechanics described above under “—Payment at maturity” will apply, except that:

•  the initial index value will equal a predetermined basket value specified in the applicable pricing supplement.  On the respective basket setting date, which will be the pricing date or the date specified in the applicable pricing supplement, as applicable, unless otherwise specified in the applicable pricing supplement, the Calculation Agent will determine the fractional value of each index included in the basket, which we refer to as a “basket index,” by calculating a multiplier so that each basket index will represent its applicable weighting in the initial index value.  The basket closing value, which is the sum of the products of the index closing value of each of the basket indices and the applicable multiplier for each basket indices, calculated on the basket setting date will equal the initial index value.  The multiplier for each basket index will remain constant for the term of the PLUS.  The weighting, the multiplier and the index closing value of each basket index used to calculate the initial index value will be specified in the final pricing supplement for each offering of PLUS; and

•  the final index value will equal the basket closing value on the valuation date specified in the applicable pricing supplement, which will equal the sum of the products of the index closing value of each of the basket indices on such valuation date and the applicable multiplier for each of the basket indices.

See “Description of PLUS—General Terms of PLUS—Some Definitions” for the definition of terms related to PLUS linked to a basket of indices.

PLUS Linked to Underlying Shares

For issuances of PLUS linked to shares of any exchange-traded fund specified in the applicable pricing supplement, which we refer to as underlying shares, the applicable provisions described above under “—Payment at maturity” or “—Other features of PLUS—Buffered PLUS” will apply, except that:

•  the initial index value will be the closing price of one underlying share times the adjustment factor, each as of the pricing date, or as otherwise specified in the applicable pricing supplement, which we refer to as the initial share price;

• the final index value will be the closing price of one underlying share times the adjustment factor, each as of the valuation date, which we refer to as the final share price; and

•  the adjustment factor is a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares as described under “Description of PLUS—PLUS Linked to Underlying Shares—Some Definitions.”

See “Description of PLUS—PLUS Linked to Underlying Shares” for the definition of terms and further information related to PLUS linked to underlying shares.

PLUS with Multiple Valuation Dates

For issuances of PLUS that have multiple valuation dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” or “—Other features of PLUS—Buffered PLUS” will apply, except that, in lieu of the final index value or final share price, we will use the final average index value or final average share price, as applicable, which will equal:

•  for PLUS linked to a single index, the arithmetic average of the index closing values of the underlying index on the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date;

•  for PLUS linked to a basket of indices, the arithmetic average of the basket closing values of the basket indices on the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date; or

•  for PLUS linked, in whole or in part, to shares of any exchange-traded fund, the arithmetic average of the products of the closing price of one underlying share and the adjustment factor on the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date.

See “Description of PLUS—General Terms of PLUS—Some Definitions” for the definition of terms related to PLUS with multiple valuation dates.

Your return on any PLUS will be limited by the maximum payment at maturity
Unless the applicable pricing supplement for a PLUS does not specify a maximum payment at maturity, your return on the PLUS will be limited by the maximum payment at maturity.  Although the leverage factor provides increased exposure to any increase, in the case of a bull market PLUS, or decrease, in the case of a bear market PLUS, in the value of the underlying index or basket of indices at maturity, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per unit of the securities.  Further, in the event of any decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, you will realize the entire decline.  As a result, you may receive less, and possibly significantly less, than the original public offering price per unit.

Issue price of the PLUS includes commissions and projected profit
The issue price of the PLUS, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Postponement of maturity date
If the scheduled valuation date or final valuation date, as applicable, is not an index business day or if a market disruption event occurs on that day so that the valuation date or final valuation date, as applicable, falls less than two scheduled index business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed until the second scheduled index business day following that valuation date or final valuation date, as applicable, as postponed.

Other terms of the PLUS
•  The PLUS may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

• The PLUS will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.
• You will not have the right to present the PLUS to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.
• We may from time to time, without your consent, create and issue additional PLUS with the same terms as PLUS previously issued so that they may be combined with the earlier issuance.
• The PLUS will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.
MS & Co. will be the Calculation Agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., to act as Calculation Agent for us with respect to the PLUS.  As Calculation Agent, MS & Co. will determine the initial index value, the index closing values, the final index value (or final average index value), the multipliers, the percentage change in the underlying index or basket of indices, the payment at maturity and whether a market disruption event has occurred.  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Forms of securities
The PLUS will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form.  We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the PLUS
Because this is a summary, it does not contain all of the information that may be important to you.  You should read the “Description of PLUS” section in this prospectus supplement and the “Description of Debt Securities” section in the prospectus for a detailed description of the terms of the PLUS.  You should also read about some of the risks involved in investing in the PLUS in the section of this prospectus supplement called “Risk Factors.”

We urge you to consult with your investment, legal, accounting and other advisors with regard to any investment in the PLUS.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYMENTS ON THE PLUS AT MATURITY

Bull Market PLUS:

Assuming an issuance of bull market PLUS with the hypothetical terms given below, the following graph illustrates the payment at maturity on each PLUS for a range of hypothetical percentage changes in the underlying index.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity.  The graph is based on the following hypothetical terms:

•	stated principal amount: $10

•	initial index value: 1,000

•	leverage factor: 200%

•	maximum payment at maturity: $12 (120% of the stated principal amount)

Where the final index value is greater than the initial index value, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 stated principal amount per PLUS, but in all cases is subject to the maximum payment at maturity.  Where the final index value is less than or equal to the initial index value, the payment at maturity on the PLUS reflected in the graph below is less than the $10 stated principal amount per PLUS.

In the hypothetical example below you will realize the maximum payment at maturity at a final index value of 110% of the hypothetical initial index value.  For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 1,100 because of the leverage factor.  You will not share in increases in the final index value above the percentage of the hypothetical initial index value represented by the maximum payment at maturity.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value exceeds 110% of the hypothetical initial index value.

Bear Market PLUS:

Assuming an issuance of bear market PLUS with the hypothetical terms given below, the following graph illustrates the payment at maturity on each PLUS for a range of hypothetical percentage changes in the underlying index.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity.  The graph is based on the following hypothetical terms:

•	stated principal amount: $10

•	initial index value: 1,000

•	leverage factor: 400%

•	maximum payment at maturity: $14 (140% of the stated principal amount)

•	minimum payment at maturity: $2 (20% of the stated principal amount)

Where the final index value is less than or equal to the initial index value, the payment at maturity on the bear market PLUS reflected in the graph below is greater than or equal to the $10 stated principal amount per bear PLUS, but in all cases is subject to the maximum payment at maturity.  Where the final index value is greater than the initial index value, the payment at maturity on the bear PLUS reflected in the graph below is less than the $10 stated principal amount per PLUS but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below you will realize the maximum payment at maturity at a final index value of 90% of the hypothetical initial index value.  For example, if the initial index value were equal to 1,000, you would realize the maximum payment at maturity at a final index value of 900 because of the leverage factor.  You will not share in decreases in the final index value below the percentage of the hypothetical initial index value represented by the maximum payment at maturity.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value decreases below 90% of the hypothetical initial index value.

Bull Market Buffered PLUS (Minimum Payment at Maturity = Stated Principal Amount x Buffer Amount):

Assuming an issuance of bull market Buffered PLUS with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered PLUS for a range of hypothetical percentage changes in the underlying index.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of a decline in the value of the underlying index.  The graph is based on the following hypothetical terms:

• stated principal amount: $10	• initial index value: 1,000
• leverage factor: 200%	• buffer amount: 15%
• minimum payment at maturity: $1.50	• maximum payment at maturity: $11.60 (116% of the stated principal amount)
Where the final index value is greater than the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final index value is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is $10.

Where the final index value is less than the initial index value and has decreased by an amount greater than the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below you will realize the maximum payment at maturity at a final index value of 108% of the hypothetical initial index value.  For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 1,080 because of the leverage factor.  You will not share in increases in the final index value above the percentage of the hypothetical initial index value represented by the maximum payment at maturity.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value exceeds 108% of the hypothetical initial index value.

Bull Market Buffered PLUS (Minimum Payment at Maturity = $0):

Assuming an issuance of bull market Buffered PLUS with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered PLUS for a range of hypothetical percentage changes in the underlying index.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of a decline in the value of the underlying index.  The graph is based on the following hypothetical terms:

• stated principal amount: $10	• initial index value: 1,000
• leverage factor: 200%	• buffer amount: 10%
• minimum payment at maturity: $0	• maximum payment at maturity: $12 (120% of the stated principal amount)
• downside factor: 1.111
Where the final index value is greater than the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final index value is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is $10.

Where the final index value is less than the initial index value and has decreased by an amount greater than the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per Buffered PLUS and reflects the downside factor of 1.111.

In the hypothetical example below you will realize the maximum payment at maturity at a final index value of 110% of the hypothetical initial index value.  For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 1,100 because of the leverage factor.  You will not share in increases in the final index value above the percentage of the hypothetical initial index value represented by the maximum payment at maturity.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value exceeds 110% of the hypothetical initial index value.

Bear Market Buffered PLUS (Minimum Payment at Maturity = Stated Principal Amount x Buffer Amount):

Assuming an issuance of bear market Buffered PLUS with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered PLUS for a range of hypothetical percentage changes in the underlying index.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of an increase in the value of the underlying index.  The graph is based on the following hypothetical terms:

• stated principal amount: $10	• initial index value: 1,000
• leverage factor: 300%	• buffer amount: 15%
• minimum payment at maturity: $1.50	• maximum payment at maturity: $13 (130% of the stated principal amount)
Where the final index value is less than the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final index value is greater than or equal to the initial index value but has increased by an amount less than or equal to the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is $10.

Where the final index value is greater than the initial index value and has increased by an amount greater than the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below you will realize the maximum payment at maturity at a final index value of 90% of the hypothetical initial index value.  For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 900 because of the leverage factor.  You will not share in decreases in the final index value below the percentage of the hypothetical initial index value represented by the maximum payment at maturity.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value decreases below 90% of the hypothetical initial index value.

Bear Market Buffered PLUS (Minimum Payment at Maturity = $0):

Assuming an issuance of bear market Buffered PLUS with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered PLUS for a range of hypothetical percentage changes in the underlying index.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of an increase in the value of the underlying index.  The graph is based on the following hypothetical terms:

• stated principal amount: $10	• initial index value: 1,000
• leverage factor: 300%	• buffer amount: 10%
• minimum payment at maturity: $0	• maximum payment at maturity: $13.30 (133% of the stated principal amount)
• downside factor: 1.111
Where the final index value is less than the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final index value is greater than or equal to the initial index value but has increased by an amount less than or equal to the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is $10.

Where the final index value is greater than the initial index value and has increased by an amount greater than the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per Buffered PLUS and reflects the downside factor of 1.111 but in all cases is not less than zero.

In the hypothetical example below you will realize the maximum payment at maturity at a final index value of 89% of the hypothetical initial index value.  For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 890 because of the leverage factor.  You will not share in decreases in the final index value below the percentage of the hypothetical initial index value represented by the maximum payment at maturity.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value decreases below 89% of the hypothetical initial index value.

RISK FACTORS

The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS generally do not pay interest or guarantee the return of principal at maturity.  The return investors realize on the PLUS is generally limited by the maximum payment at maturity.  This section describes the most significant risks relating to the PLUS.  You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

General Risks

Unless the context requires otherwise, in this “Risk Factors—General Risks,” references to any underlying index or basket index may also refer to shares of an exchange-traded fund, and references to stocks that constitute any underlying index or basket index may also refer to stocks that underlie an exchange-traded fund, or the index tracked by an exchange-traded fund which we refer to as the share underlying index.

PLUS generally do not pay interest or guarantee return of principal

The terms of the PLUS differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the PLUS at maturity and generally do not pay you interest on the PLUS.  Instead, at maturity you will receive for each stated principal amount of PLUS that you hold an amount in cash based upon the final index value or final average index value, as applicable.  If the final index value or final average index value, as applicable, is greater than the initial index value, in the case of bull market PLUS, or if the final index value or final average index value, as applicable, is less than the initial index value, in the case of bear market PLUS, you will receive an amount in cash equal to the stated principal amount plus the leveraged upside payment or enhanced downside payment as applicable, subject to a maximum payment at maturity.  If the final index value or final average index value, as applicable, is less than the initial index value, in the case of bull market PLUS, or if the final index value or final average index value, as applicable, is greater than the initial index value, in the case of bear market PLUS, you will lose some or all of your investment.

Your appreciation potential is limited

The appreciation potential of the PLUS is generally limited by the maximum payment at maturity.  Although the leverage factor provides increased exposure to any increase, in the case of a bull market PLUS, or decrease, in the case of a bear market PLUS, in the value of the underlying index or basket of indices at maturity, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per unit of the securities.  Further, in the event of any decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, you will realize the entire decline.  As a result, you may receive less, and possibly significantly less, than the original public offering price per unit.

Secondary trading may be limited

There may be little or no secondary market for the PLUS.  Although we may apply to list certain issuances of PLUS, we may not meet the requirements for listing and do not expect to announce whether or not we will meet such requirements prior to the pricing of the PLUS.  Even if there is a secondary market, it may not provide significant liquidity.  MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your PLUS would likely be lower than if an active market existed.  If the PLUS are not listed on any securities exchange and MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS may be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including:

•	the value of the underlying index or basket indices at any time;

•	the volatility (frequency and magnitude of changes in value) of the underlying index or basket indices;

•	interest and yield rates in the market;

•	the dividend rate on the stocks constituting the underlying index or basket indices;

•
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities constituting the underlying index or basket indices or stock markets generally and which may affect the final index value or final average index value, as applicable;

•	the time remaining until the PLUS mature; and

•	our creditworthiness.

Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity.  For example, you may have to sell your PLUS at a substantial discount from the principal amount if, in the case of a bull market PLUS, at the time of sale or on earlier valuation dates, if any, the underlying index or basket of indices is at, below or not sufficiently above the initial index value or, in the case of a bear market PLUS, the underlying index or basket of indices at, above or not sufficiently below the initial index value.

You can review the historical prices of the underlying index or, if applicable, of the basket indices and of the basket as a whole in the section called “Historical Information” in the applicable pricing supplement.  You cannot predict the future performance of the underlying index or basket of indices based on historical performance.  The value of the applicable underlying index or basket of indices may decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease or increase, respectively, in the value of the underlying index or basket of indices.  In addition, there can be no assurance that the value of the underlying index or basket of indices will increase or decrease, respectively, so that you will receive at maturity an amount in excess of the principal amount of the PLUS.  Nor can there be any assurance that the value of the underlying index or basket of indices will not increase or decrease, respectively, beyond a specified percentage of the initial index value, in which case you will only receive the maximum payment at maturity.

Changes in the value of one or more of the basket indices may offset each other

For PLUS linked to a basket of two or more indices, price movements in the basket indices may not correlate with each other.  At a time when the value of one or more of the basket indices increases, the value of one or more of the other basket indices may not increase as much or may even decline in value.  Therefore, in calculating the basket closing value on any valuation date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices.

You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the values of any of the basket indices will be offset by decreases in the values of other basket indices, based on their historical performance.

The basket indices may not be equally weighted

If the PLUS are linked to a basket of indices, the basket indices may have different weightings in determining the value of the basket.  In such case, the same percentage change in two of the basket indices could have different effects on the basket closing value because of the unequal weightings.  For example, if the weighting of one basket index is greater than the weighting of another basket index, a 5% decrease in the value of the basket index with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket index with the lesser weighting.

In the case of PLUS with multiple valuation dates, the PLUS may pay less than the principal amount at maturity even where the index closing value on the final valuation date is higher than the initial index value

For bull market PLUS with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the PLUS only if the arithmetic average of the index closing values or basket closing values, as applicable, of the underlying index or basket indices is greater than the initial index value.  An index closing value or basket closing value, as applicable, which is higher than the initial index value on any one valuation date may be partially or entirely offset by an index closing value or basket closing value, as applicable, which is lower than the initial index value on any other valuation date.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each PLUS you hold, even if the underlying index or basket of indices has increased substantially on the final valuation date.

For bear market PLUS with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the PLUS only if the arithmetic average of the index closing values or basket closing values, as applicable, of the underlying index or basket indices is less than the initial index value.  An index closing value or basket closing value, as applicable, which is less than the initial index value on any one valuation date may be partially or entirely offset by an index closing value or basket closing value, as applicable, which is greater than the initial index value on any other valuation date.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each PLUS you hold, even if the underlying index or basket of indices has decreased substantially on the final valuation date.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the underlying index or basket indices could adversely affect the value of the PLUS

The underlying index publishers are responsible for calculating and maintaining the underlying index or basket indices.  Underlying index publishers can add, delete or substitute the stocks constituting the underlying index or basket indices or make other methodological changes that could change the value of the underlying index or basket indices.  Any of these actions could adversely affect the value of the PLUS.  The underlying index publishers have no obligation to consider your interests in calculating or revising the underlying index or indices.

The underlying index publishers may discontinue or suspend calculation or publication of the underlying index or basket indices at any time.  In these circumstances, MS & Co., as the Calculation Agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices at maturity of the stocks underlying the index at the time of such discontinuance, without rebalancing or substitution, computed by the Calculation Agent in accordance with the formula for calculating the index last in effect prior to discontinuance of any underlying index.

There are risks associated with investments in PLUS linked to the value of indices of foreign equity securities

Investments in PLUS linked to the value of indices of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

PLUS linked to certain indices are subject to currency exchange risk

If the prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain indices, holders of PLUS will be exposed to currency exchange rate risk with respect to each of the currencies represented in indices calculated in that manner.  An investor’s net exposure will depend on the extent to which the currencies represented in such an index strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall index.  If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the payment at maturity of the PLUS may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the underlying countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

The economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests

The economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS.

As Calculation Agent, MS & Co. will determine the initial index value and the final index value or final average index value, as applicable, and calculate the amount of cash, if any, you will receive at maturity.  Determinations made by MS & Co., in its capacity as Calculation Agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the underlying index or any basket index, may affect the payout to you at maturity.  See the definition of market disruption event under “Description of PLUS—General Terms of PLUS—Some Definitions” and the discussion under “Description of PLUS —Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

The original issue price of the PLUS includes the agent’s commissions and certain costs of hedging our obligations under the PLUS.  The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is not equivalent to investing in the underlying index or basket indices

Investing in the PLUS is not equivalent to investing in the underlying index or basket indices or their component stocks.  As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index or basket indices.

Hedging and trading activity by the Calculation Agent and its affiliates could potentially adversely affect the value of the PLUS

MS & Co. and other affiliates of ours will carry out hedging activities related to the PLUS (and possibly to other instruments linked to the underlying index or basket of indices or its component stocks), including trading in the stocks that constitute the underlying index or basket indices as well as in other instruments related to the underlying index or basket of indices.  MS & Co. and some of our other subsidiaries also trade the stocks that constitute the underlying index or basket indices and other financial instruments related to the underlying index or basket of indices and the stocks that constitute the underlying index or basket indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the basket setting date could potentially affect the initial index value and, therefore, could increase for bull market PLUS and decrease for bear market PLUS the value at which the underlying index or basket of indices must close on any valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS.  Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date(s), could adversely affect the value of the underlying index or basket of indices on any valuation date(s) and, accordingly, the amount of cash you will receive at maturity.

Although the U.S. federal income tax consequences of an investment in the PLUS are uncertain, the PLUS generally should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Except as otherwise provided in the applicable pricing supplement and subject to the discussion under “United States Federal Taxation” in this prospectus supplement, the PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Please read the discussion under “United States Federal Taxation” in this prospectus supplement concerning the U.S. federal income tax consequences of investing in the PLUS.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the PLUS, the timing and character of income on the PLUS might differ.  We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement and the prospectus supplement for PLUS.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Risks Specific to PLUS Linked to Underlying Shares

Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the PLUS

The index publisher of the share underlying index is responsible for calculating and maintaining such index.  Such index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes that could change the value of the share underlying index.  Pursuant to its investment strategy or otherwise, the investment adviser of the exchange-traded fund relating to the underlying shares may add, delete or substitute the stocks composing such exchange-traded fund.  Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the PLUS.

The underlying shares and the share underlying index are different

The performance of the underlying shares may not exactly replicate the performance of the share underlying index because the exchange-traded fund relating to the underlying shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances.  Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the share underlying index.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares

MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares.  However, the calculation agent will not make an adjustment for every event that could affect the underlying shares.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the PLUS may be materially and adversely affected.

Investing in the PLUS is not equivalent to investing in the underlying shares

Investing in the PLUS is not equivalent to investing in the underlying shares or the share underlying index.  As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks composing the share underlying index.

DESCRIPTION OF PLUS

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The pricing supplement will specify the particular terms for each issuance of PLUS, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this prospectus supplement to a PLUS shall refer to the stated principal amount specified as the denomination for that issuance of PLUS in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)
•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

General Terms of PLUS

We will issue the PLUS as part of our Series F medium-term notes under the Senior Debt Indenture.  The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution,” will constitute a single series under that indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional PLUS with the same terms as previous issuances of PLUS, so that the additional PLUS will be considered as part of the same issuance as the earlier PLUS.

Ranking. Notes issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of PLUS to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per PLUS;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	whether the PLUS are bull market PLUS or bear market PLUS;

•	whether the PLUS are buffered;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement;

•	the underlying index, underlying share or underlying basket of indices and/or shares, and if the basket of indices applies, the applicable multiplier for each basket index;

•	the value of the underlying index, underlying share or underlying basket of indices and/or shares on the pricing date or basket setting date, as applicable;

•	the leverage factor;

•	the downside factor;

•	the maximum and/or minimum payment at maturity, if applicable;

•	the rate per year at which the PLUS will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	whether the PLUS may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•
if any PLUS is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including historical exchange rates as against the U.S. dollar;

•	whether the PLUS will be listed on any stock exchange;

•	whether the PLUS will be issued in book-entry or certificated form;

•
if the PLUS are in book-entry form, whether the PLUS will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the PLUS.

Some Definitions.  We have defined some of the terms that we use frequently in this prospectus supplement below:

“basket closing value” on any date is the sum of the products of the index closing value of each of the basket indices and the applicable multiplier for each of the basket indices.  The index closing values and the multipliers for each of the basket indices will be specified in the applicable final pricing supplement and will be calculated on the basket setting date.  In certain circumstances, the basket closing value will be based on the alternate calculation of the basket indices described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“basket index” means a component index of the underlying basket of indices for any PLUS linked to a basket of indices.

“basket setting date” will be the pricing date, unless otherwise specified in the applicable pricing supplement.  If the basket setting date specified in the applicable pricing supplement for determining the index closing value of any basket index is a date other than the pricing date, and such basket setting date is not an index business day with respect to such basket index or there is a market disruption event on such day, then the basket setting date for that basket index will be postponed to the next succeeding index business day with respect to such basket index on which there is no market disruption event.

“buffer amount” means the following with respect to an issuance of Buffered PLUS:

•
for bull market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final index value may decline from the initial index value before you will lose any part of the stated principal amount per Buffered PLUS; or

•
for bear market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final index value may increase from the initial index value before you will lose any part of the stated principal amount per Buffered PLUS.

“business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in The City of New York or (b) for PLUS denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for PLUS denominated in Australian dollars, in Sydney, and (ii) for PLUS denominated in euro, a day that is also a TARGET Settlement Day.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Depositary” means The Depository Trust Company (“DTC”), New York, New York.

“downside factor” means:

•
for bull market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying index or basket of indices below the buffer amount is multiplied; and

•
for bear market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage increase in the underlying index or basket of indices above the buffer amount is multiplied.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final index value” with respect to an issuance of PLUS will be determined as follows:

•
for PLUS linked to a single index (and with a single valuation date): the final index value will be the index closing value on the valuation date, unless otherwise specified in the applicable pricing supplement;

•
for PLUS linked to a basket of indices (and with a single valuation date): the final index value for the basket of indices will be the basket closing value on the valuation date, unless otherwise specified in the applicable pricing supplement; and

•
for PLUS with multiple valuation dates: the arithmetic average of the index closing values or basket closing values, as applicable, of the underlying index or basket indices on the valuation dates as calculated by the Calculation Agent on the final valuation date, which we refer to as the “final average index value.”

“index business day” means a day, for an underlying index or each basket index separately, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index or basket index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing value” means, on any index business day for the relevant underlying index or a basket index, as applicable, the closing value of the underlying index or a basket index, as applicable, or any successor index (as defined under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day.  In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index or basket index as described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“initial index value” with respect to an issuance of PLUS will be determined as follows:

•	for PLUS linked to a single index: the initial index value will be the index closing value of the underlying index on the pricing date, as specified in the applicable pricing supplement; and

•	for PLUS linked to a basket of indices: the initial index value for the basket of indices will equal a predetermined basket value specified in the applicable pricing supplement.

“interest payment date” for any PLUS means a date on which, under the terms of that PLUS, regularly scheduled interest, if any, is payable.

“issue price” means the amount per PLUS specified in the applicable pricing supplement and will equal the principal amount of each PLUS, unless otherwise specified.

“leverage factor” means the percentage specified in the applicable pricing supplement.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of PLUS will be issued.

“market disruption event” means, with respect to the underlying index or any basket index, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)
(a)  a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or

(b)  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c)  the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event, (3) limitations pursuant to the rules of any relevant exchange similar to New York Stock Exchange LLC (“NYSE”) Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts or exchange traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the underlying index or basket index and (5) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the scheduled valuation date or final valuation date, as applicable, is postponed in accordance with the definition thereof.  If the valuation date or final valuation date, as applicable, is postponed so that it falls less than two scheduled trading days prior to the scheduled maturity date, the maturity date will be the second scheduled trading day following the valuation date or final valuation date, as applicable, as postponed.  See the definition of valuation date above.

“maximum payment at maturity” means the amount specified as such in the applicable pricing supplement.

“minimum payment at maturity” means $0 (except for Buffered PLUS, for which the minimum payment at maturity means the stated principal amount times the buffer amount), unless otherwise specified in the applicable pricing supplement.

“multiplier” means, for PLUS linked to a basket of indices, the fractional value of each basket index so that each basket index will represent its applicable weighting in the predetermined initial index value.  The multiplier for each basket index will remain constant for the term of the PLUS.  The multipliers will be calculated by the Calculation Agent and will be specified in the applicable pricing supplement.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of PLUS will be issued.

“payment at maturity” means the payment due at maturity with respect to each PLUS, as described under “—Payment at Maturity” below.

“price source” means the display page , or any successor page, specified in the applicable pricing supplement (e.g., Bloomberg or Reuters), which will be used by the Calculation Agent to determine the index closing value of the underlying index and, if applicable, the basket closing value of the underlying basket of indices.  If such service or any successor service no longer displays the index closing value of the underlying index or any basket index, then the Calculation Agent shall designate an alternate source of such index closing value, which shall be the publisher of such index, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index.

“pricing date” means the day when we price the PLUS for initial sale to the public.

“record date” for any interest payment date, if applicable, is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

“relevant exchange” means, with respect to the underlying index or any basket index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index, and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index.

“stated principal amount” for an issuance of PLUS shall be the principal amount per PLUS, as specified in the applicable pricing supplement.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the American Stock Exchange LLC (“AMEX”), The NASDAQ Stock Market LLC, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying index” or “underlying indices” means the index or indices specified in the applicable pricing supplement, the performance of which underlies the PLUS.

“underlying index publisher” means the publisher of the applicable underlying index or basket index.

“valuation date” or “valuation dates” with respect to an issuance of PLUS will be specified in the applicable pricing supplement.  If there is only one valuation date, the final index value will be determined on that valuation date.  If there are multiple valuation dates, then the final average index value will be determined on the last valuation date, which we refer to as the “final valuation date.”

“weighting” of a basket index in a basket of indices represents the percentage of the whole basket initially assigned to such basket index.  The weightings will be specified in the applicable pricing supplement.

References in this prospectus supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of PLUS,” references to the underlying index or a basket index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the PLUS are described in the following paragraphs.

Payment at Maturity

At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to each PLUS an amount in cash equal to:

•	for a bull market PLUS,

º
if the final index value or final average index value, as applicable, is greater than the initial index value, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity, or

º	if the final index value or final average index value, as applicable, is less than or equal to the initial index value, the stated principal amount times the index performance factor.

•	for a bear market PLUS,

º
if the final index value or final average index value, as applicable, is less than the initial index value, the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity, or

º
if the final index value or final average index value, as applicable, is greater than or equal to the initial index value, the stated principal amount minus the upside reduction amount, subject to the minimum payment at maturity.

where,

leveraged upside payment	=	stated principal amount per PLUS	x	leverage factor	x	index percent increase

enhanced downside payment	=	stated principal amount per PLUS	x	leverage factor	x	index percent decrease

upside reduction amount	=	stated principal amount per PLUS	x	index percent increase

index percent increase	=	(final index value – initial index value) initial index value

index percent decrease	=	(initial index value – final index value) initial index value

index performance factor	=	final index value initial index value

•	for a bull market Buffered PLUS,

º
if the final index value or final average index value, as applicable, is greater than the initial index value, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity,

º
if the final index value or final average index value, as applicable, is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value, the stated principal amount,

º
if the final index value or final average index value, as applicable, is less than the initial index value and has decreased by an amount greater than the buffer amount from the initial index value, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

➢
if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be the sum of (a) the stated principal amount times the index performance factor and (b) the minimum payment at maturity, or

♦
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

➢
if there is no minimum payment at maturity, the payment at maturity will be the sum of (a) the stated principal amount and (b) the product of (i) stated principal amount, (ii) index return plus buffer amount and (iii) the downside factor.

♦
Because in this scenario the sum of the index return and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be equal to, but no less than, zero.

where,

index return	=	(final index value – initial index value)	;
initial index value

which, for bull market Buffered PLUS with no minimum payment at maturity, will be a negative number.

•	for a bear market Buffered PLUS,

º
if the final index value or final average index value, as applicable, is less than the initial index value, the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity,

º
if the final index value or final average index value, as applicable, is greater than or equal to the initial index value but has increased by an amount less than or equal to the buffer amount from the initial index value, the stated principal amount, or

º
if the final index value or final average index value, as applicable, is greater than the initial index value and has increased by an amount greater than the buffer amount from the initial index value, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

➢
if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be the sum of (a) the stated principal amount minus the upside reduction amount and (b) the minimum payment at maturity, or

♦
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

➢
if there is no minimum payment at maturity, the payment at maturity will be (a) the stated principal amount minus (b) the product of (i) stated principal amount, (ii) index return minus buffer amount and (iii) the downside factor; provided that the payment at maturity may not be less than zero.

♦	The payment at maturity in this scenario will be less than the stated principal amount and may be equal to, but no less than, zero.

In the calculation of the final index value or final average index value, as applicable, in connection with the payment at maturity, the Calculation Agent will take into account market disruption events and non-index business days as follows:

For issuances of PLUS linked to a single index:  If a market disruption event with respect to the underlying index occurs on any scheduled valuation date, or if any such valuation date is not an index business day, the index closing value for such date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the final index value or the final average index value, as applicable, will not be determined on a date later than the fifth scheduled index business day after the scheduled valuation date or final valuation date, as applicable, and if such date is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value of the underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of PLUS linked to a basket of indices:  If any scheduled valuation date is not an index business day with respect to any basket index, such valuation date for that basket index will be the immediately succeeding index business day for that basket index.  If a market disruption event with respect to any basket index occurs on any scheduled valuation date, the basket closing value solely with respect to such affected basket index will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred with respect to such affected basket index, and the basket closing value shall be determined on the later of such date as so postponed and the date on which the index closing value for each of the basket indices is available; provided that the final index value or final average index value, as applicable, will not be determined on a date later than the fifth scheduled index business day after the scheduled valuation date or final valuation date, as applicable, and if such date is not an index business day, or if there is a market disruption event on such date, the Calculation Agent will determine the final index value or final average index value, as applicable, using the index closing value of the affected basket index as determined by the Calculation Agent in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the affected basket index.

If, however, the applicable pricing supplement for issuances of PLUS linked to a single index specifies multiple valuation dates and that the valuation dates will be a specified number of index business days in a specified “calculation period,” then the final average index value will be calculated by the Calculation Agent, as follows:

The final average index value will equal the sum of the products, each a “daily calculation value,” of the index closing value and the weighting for each valuation date.  The weighting for each valuation date will initially be the same and will be a fraction, the numerator of which is 1 and the denominator of which is equal to the specified number of valuation dates in the calculation period (so that, for example, if three value valuation dates have been scheduled, each such valuation date will initially receive a weighting of 1/3).  However, if a market disruption event occurs on any valuation date, then the Calculation Agent shall not compute a daily calculation value for that date and will instead compute the daily calculation value on the next index business day when a market disruption event does not occur.  If, however, there are less than the required number of scheduled valuation dates remaining in any calculation period, the Calculation Agent will weight the daily calculation value for each succeeding valuation date during the calculation period to ratably distribute the intended weight of such date across the remaining valuation dates.  Accordingly, if a market disruption event occurs during the calculation period, the daily calculation values will be calculated as follows:

•	the daily calculation value for each valuation date preceding the first market disruption event will be calculated using the weighting described above,

•	the daily calculation value for each valuation date following a market disruption event will be calculated using a weighting that equals a fraction,

º	the numerator of which will be the fraction that equals 1 minus the sum of the weightings for all preceding valuation dates,

º	the denominator of which will be the lesser of

➢	the original denominator and

➢	the number of scheduled index business days from and including such valuation date to and including the last scheduled index business day in the applicable calculation period.

If a market disruption event occurs on the last scheduled index business day in the calculation period or if such date is not an index business day, the Calculation Agent will determine the value of the underlying index on such date in accordance with the formula for and method of calculating the underlying index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-index business day) on such date of each security most recently constituting the underlying index.

If the applicable pricing supplement for issuances of PLUS linked to a basket of indices indicates that a calculation period will apply, the provisions above related to PLUS linked to a single index will be adapted to apply to multiple underlying indices in calculating the final average index value.

Alternate Exchange Calculation in Case of an Event of Default

In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the PLUS (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in cash equal to the payment at maturity calculated as if the index closing value or basket closing value, as applicable, on any valuation date scheduled to occur on or after the date of such acceleration were the index closing value or basket closing value, as applicable, on the date of acceleration, plus, if applicable, any accrued but unpaid interest as of the date of such acceleration.

If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two business days after the date of acceleration.

Discontinuance of Any Underlying Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of the underlying index or a basket index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index closing value will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of such PLUS, within three trading days of such selection.  We expect that such notice will be passed on to you, as a beneficial owner of the relevant PLUS, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on, any valuation date or the date of acceleration and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing value and/or basket closing value for such valuation date or date of acceleration.  The index closing value will be computed by the Calculation Agent in accordance with the formula for and method of calculating the underlying index or basket index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such valuation date or date of acceleration of each security most recently constituting such underlying index or basket index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or basket index may adversely affect the value of the PLUS.

If at any time the method of calculating the underlying index or basket index or successor index, or the value thereof, is changed in a material respect, or if the underlying index or basket index or successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the index closing value and/or basket closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or basket index or successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the final index value or final average index value, as applicable, with reference to the underlying index or basket index or successor index, as adjusted.  Accordingly, if the method of calculating the underlying index or basket index or successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the underlying index or basket index or successor index as if it had not been modified (e.g., as if such split had not occurred).

PLUS Linked to Underlying Shares

This section describes the terms and provisions specific to PLUS linked, in whole or in part, to underlying shares.

Some Definitions.  For purposes of PLUS linked, in whole or in part, to underlying shares, the following definitions shall apply in addition to or in substitution of, as applicable, the definitions provided under “Description of PLUS—General Terms of PLUS—Some Definitions” to the portion of such PLUS linked to exchange-traded funds.

“adjustment factor” means a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares as follows.  If the underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one underlying share.  No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

“buffer amount” means the following with respect to an issuance of Buffered PLUS linked to underlying shares:

•
for bull market Buffered PLUS linked to underlying shares, the percentage specified in the applicable pricing supplement by which the final share price may decline from the initial share price before you will lose any part of the stated principal amount per Buffered PLUS; or

•
for bear market Buffered PLUS linked to underlying shares, the percentage specified in the applicable pricing supplement by which the final share price may increase from the initial share price before you will lose any part of the stated principal amount per Buffered PLUS.

“closing price” for the underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means, subject to the provisions set out under “Description of PLUS—PLUS Linked to Underlying Shares—Discontinuance of the Underlying Shares and/or Share Underlying Index; Alteration of Method of Calculation” below:

(i)
if the underlying shares (or any such other security) are listed or admitted to trading on a national securities exchange (other than NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying shares (or any such other security) are listed or admitted to trading,

(ii)	if the underlying shares (or any such other security) are securities of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii)
if the underlying shares (or any such other security) are not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying shares (or any such other security) are listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one underlying share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined below) occurs with respect to the underlying shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. Incorporated and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  The term “OTC Bulletin Board Service” will include any successor service thereto.  See “Description of PLUS—PLUS Linked to Underlying Shares—Discontinuance of the Underlying Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“downside factor” means:

•	for bull market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying shares below the buffer amount is multiplied.

•	for bear market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage increase in the underlying shares above the buffer amount is multiplied.

“final share price” means the closing price of one underlying share times the adjustment factor, each as determined by the Calculation Agent on the valuation date.

For PLUS with multiple valuation dates, the final share price means the arithmetic average of the products of the closing price of one underlying share and the adjustment factor on the valuation dates, as calculated by the Calculation Agent on the final valuation date, which we refer to as the “final average share price.”

“initial share price” means the closing price of one underlying share times the adjustment factor, each as determined by the Calculation Agent on the pricing date, or as otherwise specified in the applicable pricing supplement.

“market disruption event” means, with respect to the underlying shares, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)
the occurrence or existence of a suspension, absence or material limitation of trading of the underlying shares on the primary market for the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying shares as a result of which the reported trading prices for the underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market;

(ii)
the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges; or

(iii)
the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(iv)
a determination by the Calculation Agent in its sole discretion that any event described in clauses (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS linked to underlying shares.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or any exchange-traded fund, including the underlying shares, will not constitute a market disruption event, (3) limitations pursuant to the rules of any relevant exchange or market similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the share underlying index or the underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the underlying shares and (5) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

“relevant exchange” means the primary exchange or market of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share underlying index” means the index which the relevant exchange-traded fund generally seeks to track.

“underlying share” means the share of the exchange-traded fund specified in the applicable pricing supplement.

Other terms of the PLUS linked to underlying shares are described in the following paragraphs.

Payment at Maturity.  At maturity, upon delivery of the PLUS linked to underlying shares to the Trustee, we will pay with respect to each such PLUS an amount in cash equal to:

•	for a bull market PLUS linked to underlying shares,

º
if the final share price or final average share price, as applicable, is greater than the initial share price, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity, or

º	if the final share price or final average share price, as applicable, is less than or equal to the initial share price, the stated principal amount times the share performance factor;

•	for a bear market PLUS linked to underlying shares,

º
if the final share price or final average share price, as applicable, is less than the initial share price, the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity, or

º
if the final share price or final average share price, as applicable, is greater than or equal to the initial share price, the stated principal amount minus the upside reduction amount, subject to the minimum payment at maturity.

where,

leveraged upside payment	=	stated principal amount per PLUS	x	leverage factor	x	share percent increase

enhanced downside payment	=	stated principal amount per PLUS	x	leverage factor	x	share percent decrease

upside reduction amount	=	stated principal amount per PLUS	x	share percent increase

share percent increase	=	(final share price – initial share price)
initial share price

share percent decrease	=	(initial share price – final share price)
initial share price

share performance factor	=	final share price
initial share price

•	for a bull market Buffered PLUS linked to underlying shares,

º
if the final share price or final average share price, as applicable, is greater than the initial share price, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity,

º
if the final share price or final average share price, as applicable, is less than or equal to the initial share price but has decreased by an amount less than or equal to the buffer amount from the initial share price, the stated principal amount,

º
if the final share price or final average share price, as applicable, is less than the initial share price and has decreased by an amount greater than the buffer amount from the initial share price, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

➢
if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be the sum of (a) the stated principal amount times the share performance factor and (b) the minimum payment at maturity, or

♦
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

➢
if there is no minimum payment at maturity, the payment at maturity will be the sum of (a) the stated principal amount and (b) the product of (i) stated principal amount, (ii) share return plus buffer amount and (iii) the downside factor;

♦
Because in this scenario the sum of the share return and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be equal to, but no less than, zero.

where,

share return	=	(final share price – initial share price)	;
initial share price

which, for bull market Buffered PLUS with no minimum payment at maturity, will be a negative number.

•	for a bear market Buffered PLUS linked to underlying shares,

º
if the final share price or final average share price, as applicable, is less than the initial share price, the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity,

º
if the final share price or final average share price, as applicable, is greater than or equal to the initial share price but has increased by an amount less than or equal to the buffer amount from the initial share price, the stated principal amount, or

º
if the final share price or final average share price, as applicable, is greater than the initial share price and has increased by an amount greater than the buffer amount from the initial share price, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

➢
if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be the sum of (a) the stated principal amount minus the upside reduction amount and (b) the minimum payment at maturity.

♦
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

➢
if there is no minimum payment at maturity, the payment at maturity will be (a) the stated principal amount minus (b) the product of (i) stated principal amount, (ii) share return minus buffer amount and (iii) the downside factor; provided that the payment at maturity may not be less than zero.

•	The payment at maturity in this scenario will be less than the stated principal amount and may be equal to, but no less than, zero.

In the calculation of the final share price or final average share price, as applicable, in connection with the payment at maturity, the Calculation Agent will take into account market disruption events and non-trading days as follows.  If a market disruption event occurs on any scheduled valuation date, or if any such scheduled valuation date is not a trading day, the closing price of an underlying share for such date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred; provided that the final share price or final average share price, as applicable, will not be determined on a date later than the fifth scheduled trading day after the scheduled valuation date or final valuation date, as applicable, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the closing price of an underlying share on such date as the mean of the bid prices for the underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.

If the applicable pricing supplement for issuance of PLUS linked, in whole or in part, to underlying shares indicates that a calculation period will apply, the relevant provisions above under “Description of PLUS—Payment at Maturity” will be adapted to apply to PLUS linked, in whole or in part, to underlying shares in calculating the final average share price.

Alternate Exchange Calculation in Case of an Event of Default.  In case an event of default with respect to the PLUS linked to underlying shares shall have occurred and be continuing, the amount declared due and payable per such PLUS upon an Event of Default Acceleration shall be determined by the Calculation Agent and shall be an amount in cash equal to the payment at maturity calculated as if the product of the closing price and the adjustment factor, both as of any valuation datescheduled to occur on or after the date of such acceleration, were the product of the closing price and the adjustment factor, both as of the date of such acceleration, plus, if applicable, any accrued but unpaid interest as of the date of such acceleration.

If the maturity of the PLUS linked to underlying shares is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the cash amount due with respect to such PLUS as promptly as possible and in no event later than two business days after the date of acceleration.

Discontinuance of the Underlying Shares and/or Share Underlying Index; Alteration of Method of Calculation.  If the exchange traded-fund relating to the underlying shares is liquidated or otherwise terminated (a “liquidation event”), the closing price of the underlying shares on the valuation date will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the share underlying index (or any successor index, as described below) on the valuation date (taking into account any material changes in the method of calculating the share underlying index following such liquidation event) times (ii) a fraction, the numerator of which is the closing price of the underlying shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the liquidation event on which a closing price of the underlying shares was available.

If the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price on any trading day, following a liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the PLUS linked to underlying shares, within three trading days of such selection.  We expect that such notice will be passed on to you, as a beneficial owner of such PLUS, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the valuation date following a liquidation event and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the closing price for such date.  The closing price will be computed by the Calculation Agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the PLUS linked to underlying shares.

PLUS linked to a basket composed of both indices and shares.  If the applicable pricing supplement indicates that PLUS are linked to a basket composed of both indices and shares, (i) the provisions under “Description of PLUS—PLUS Linked to Underlying Shares” will apply for calculations and determinations relating to any portion of such PLUS linked to exchange-traded funds and (ii) the provisions under other sections of “Description of PLUS” will apply for calculations and determinations relating to the portion of such PLUS linked to an underlying index or basket of indices.

Trustee

The “Trustee” for each offering of PLUS issued under our Senior Debt Indenture will be The Bank of New York, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each PLUS, on or prior to 10:30 a.m. on the trading day preceding the maturity date (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to the Depositary, as holder of the PLUS, on the maturity date.  We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.  See “—Forms of Securities—Book-Entry Securities” or “—Forms of Securities—Certificated Securities” below, and see “The Depositary” in the accompanying prospectus supplement.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of PLUS will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the PLUS will be MS & Co.  As Calculation Agent, MS & Co. will determine the initial index value, the initial share price, the index closing value, the closing price, the final index value (or final average index value), the final share price (or final average share price), the multipliers, the percentage change in the underlying index, the underlying share or the underlying basket of indices and/or shares and the payment at maturity that we describe in the section of this prospectus supplement called “Description of PLUS—Alternate Exchange Calculation in Case of an Event of Default” or “—PLUS Linked to Underlying Shares—Alternate Exchange Calculation in Case of an Event of Default,” as applicable.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, for PLUS linked to a single underlying index or shares of a single exchange-traded fund will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity, if any, for PLUS linked to an underlying basket of indices and/or shares will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the index percent increase or decrease, the share percent increase or decrease, the final index value (or final average index value), the final share price (or final average share price) or whether a market disruption event has occurred.  See “Description of PLUS—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” or “—PLUS Linked to Underlying Shares—Discontinuance of the Underlying Shares and/or Share Underlying Index; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of PLUS—General Terms of PLUS—Some Definitions” or “—PLUS Linked to Underlying Shares—Some Definitions,” as applicable.  MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the PLUS to restrict the use of information relating to the calculation of the final index value (or final average index value) prior to the dissemination of such information.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, PLUS are issued as part of our  Series F medium-term note program.  We will issue PLUS only in fully registered form either as book-entry securities or as certificated securities.  References to “holders” mean those who own PLUS registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in PLUS registered in street name or in PLUS issued in book-entry form through one or more depositaries.

Book-Entry Securities.  For PLUS in book-entry form, we will issue one or more global certificates representing the entire issue of PLUS.  Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry PLUS or interests in book-entry PLUS for certificated PLUS.

Each global security certificate representing book-entry PLUS will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the PLUS.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global PLUS representing book-entry PLUS is set forth under “Forms of Securities—The Depositary” in the prospectus.  The Depositary has confirmed to us, the agent and each Trustee that it intends to follow these procedures.

Certificated Securities.  If we issue PLUS in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the PLUS.  The person named in the security register will be considered the owner of the PLUS for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of PLUS to vote on a proposed amendment to such PLUS, the person named in the security register will be asked to cast any vote regarding that issuance of PLUS.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your PLUS in our records and will be entitled to cast the vote regarding your PLUS.  You may not exchange certificated PLUS for book-entry PLUS or interests in book-entry PLUS.

New York Law to Govern.  The PLUS will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the PLUS are made, how exchanges and transfers of the PLUS are effected and how fixed and floating rates of interest on the PLUS, if any, are calculated.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries.  See also “Use of Proceeds” in the accompanying prospectus.  The original issue price of the PLUS includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the basket setting date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the PLUS by taking positions in the stocks constituting the underlying index or a basket index, in futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging and, if the PLUS are linked to underlying shares, by taking positions in the underlying shares, in options contracts on the underlying shares or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase or sale activity could affect the value of the underlying index, underlying shares or underlying basket of indices and/or shares, as applicable, and therefore adversely affect the value at which such underlying index, underlying shares or underlying basket of indices and/or shares, as applicable, must close on any valuation date before you would receive at maturity a payment that exceeds the principal amount of the PLUS.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS, including on the valuation date(s), by purchasing and selling the stocks constituting the underlying index or a basket index, futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities and, if the PLUS are linked to underlying shares, by purchasing and selling the underlying shares, options contracts relating to the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging activities, including by purchasing or selling any such securities or instruments on any valuation date(s).  We cannot give any assurance that our hedging activities will not affect the value of the underlying index, underlying shares or underlying basket of indices and/or shares, as applicable, and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

PLUS OFFERED ON A GLOBAL BASIS

If we offer the PLUS on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis through the Depositary,” “—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis through the Depositary”, “—Tax Redemption” and “—Payment of Additional Amounts” will apply to PLUS offered on a global basis only if we so specify in the applicable pricing supplement.

ERISA

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the PLUS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) provides an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more than “adequate consideration” (to be defined in regulations to be issued by the Secretary of the Department of Labor) in connection with the transaction (the so-called “service provider” exemption).

Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the

PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such PLUS on behalf of or with “plan assets” of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

Under ERISA, assets of a Plan may include assets of certain commingled vehicles and entities in which the Plan has invested (including, in certain cases, the general account of an insurance company).  Accordingly, commingled vehicles and entities which include assets of a Plan must ensure that one of the foregoing exemptions is available.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under any available exemptions, such as PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.  The sale of any PLUS to any Plan investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan investors generally or any particular Plan investor, or that such an investment is appropriate for Plan investors generally or any particular Plan investor.

UNITED STATES FEDERAL TAXATION

The following are the material U.S. federal tax consequences of ownership and disposition of the PLUS.

The discussion below assumes that the PLUS will not pay any stated interest.  The U.S. federal tax consequences of investing in any PLUS that will pay stated interest will be set forth in the applicable pricing supplement.

This discussion only applies to initial investors in the PLUS who:

•
purchase the PLUS at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the PLUS is sold; and

•	will hold the PLUS as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	dealers in securities or foreign currencies;
•	investors holding the PLUS as part of a hedging transaction, “straddle,” conversion transaction, or integrated transaction, or who hold the PLUS as part of a constructive sale transaction;
•	U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;
•	persons subject to the alternative minimum tax;

•	nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S. resident aliens; or
•	Non-U.S. Holders, as defined below, for whom income or gain in respect of the PLUS is effectively connected with the conduct of a trade or business in the United States.

In addition, we will not attempt to ascertain whether any issuer of any stock to which a PLUS relates (whether an individual stock or a component of a stock index) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  If any of the issuers of such stocks were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder in the case of a USRPHC, upon the sale, exchange or retirement of the PLUS.  You should refer to information filed with the SEC or another governmental authority by any issuers of stocks to which a PLUS relates and consult your tax advisor regarding the possible consequences to you if any such issuers are or become PFICs or USRPHCs.

As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein.  Persons considering the purchase of the PLUS are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific PLUS offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement, the PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  Due to the absence of statutory, judicial or administrative authorities that directly address the characterization or treatment of the PLUS or instruments that are similar to the PLUS for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or the courts will agree with the characterization and tax treatment described herein.  Accordingly, you are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the PLUS (including alternative characterizations of the PLUS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the characterization and treatment of the PLUS described above.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a PLUS that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term U.S. Holder also includes certain former citizens and residents of the United States.

Tax Treatment of the PLUS

Except as otherwise provided in the applicable pricing supplement and assuming the characterization of the PLUS as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Maturity.  A U.S. Holder should not be required to recognize taxable income over the term of the PLUS prior to maturity, other than pursuant to a sale or exchange as described below.

Tax Basis.  A U.S. Holder’s tax basis in the PLUS should equal the amount paid by the U.S. Holder to acquire the PLUS.

Sale, Exchange or Settlement of the PLUS.  Upon a sale or exchange of the PLUS, or upon settlement of the PLUS at maturity, a U.S. Holder should generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the PLUS sold, exchanged, or settled.  Subject to the discussions below about the possible application of Sections 1260 and 1256 of the Code, any capital gain or loss recognized upon sale, exchange or settlement of a PLUS should be long-term capital gain or loss if the U.S. Holder has held the PLUS for more than one year at such time.

Possible Application of Section 1260 of the Code

If any share to which a PLUS relates (the “Underlying Share”) is the type enumerated under Section 1260 of the Code (including, among others, exchange traded funds and other regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies) there is a substantial risk that an investment in the PLUS will be treated as a “constructive ownership transaction.”  Although the matter is not clear, if an investment in the PLUS is treated as a “constructive ownership transaction,” all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a PLUS could be recharacterized as ordinary income (the “Recharacterized Gain”).  In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Recharacterized Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange or settlement of the PLUS (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or settlement of the PLUS).

However, even if an investment in a PLUS is treated as “constructive ownership transaction,” it is unclear to what extent any long-term capital gain of a U.S. Holder in respect of the PLUS will be recharacterized as ordinary income.  It is possible, for example, that the amount of the Recharacterized Gain (if any) that would be recharacterized as ordinary income in respect of the PLUS will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the PLUS (which, subject to the maximum payment at maturity, if any, reflects a multiple of  the percentage increase in the value of the Underlying Share over the term of the PLUS) over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an Underlying Share at fair market value on the issue date of the PLUS and sold the Underlying Share upon the date of sale, exchange or settlement of the PLUS at fair market value (which would reflect the percentage increase in the value of the Underlying Share over the term of the PLUS).  Accordingly, U.S. Holders should consult their tax advisors regarding the potential application of the “constructive ownership” rule.

Possible Application of Section 1256 of the Code

Special rules will apply if the PLUS, in whole or in part, constitutes a “Section 1256 Contract” under Section 1256 of the Code.  Section 1256 Contracts include, among others, “listed options.”  Accordingly, if the PLUS is listed on an exchange, the PLUS may be treated, in whole or in part, as a Section 1256 Contract.  If Section 1256 were to apply to a PLUS, U.S. Holders would be required (i) to mark-to-market all, or a portion, of the PLUS as if it was sold at its fair market value at the end of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the PLUS which is treated as a Section 1256 Contract as 40% short-term capital gain or loss, and 60% long-term capital gain or loss.  Accordingly, U.S. Holders should consult their tax advisors regarding the potential application of Section 1256.

Possible Alternative Tax Treatments of an Investment in the PLUS

Due to the absence of authorities that directly address the proper characterization of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above.  In particular, with respect to a PLUS that matures (after taking into account the last possible date that the PLUS could be outstanding under the terms of the PLUS) more than one year from its date of issuance, the IRS could seek to analyze the U.S. federal income tax consequences of owning a PLUS under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a “comparable yield” determined at the time of their issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Even if the Contingent Debt Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are also possible, which if applied could also affect the timing and character of the income or loss with respect to the PLUS.  It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. It is also possible that with respect to a PLUS linked to the SEVENS Index, the IRS could treat the PLUS as having been exchanged for a new PLUS in a taxable event on each May 1 and October 1 during the term of the PLUS because the SEVENS Index provides exposure to the S&P 500 during the period of October 1 through April 30 of each year and no such exposure during the remaining period of each year.  Under such treatment, a U.S. Holder may be required to recognize ordinary income or short-term capital gain during the term of the PLUS, even though the holder did not receive any cash in respect of the PLUS.   Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition,  information returns will be filed with the IRS in connection with payments on the PLUS and the proceeds from a sale or other disposition of the PLUS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section only applies to you if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a PLUS that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign trust or estate.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes.  Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a PLUS.

Tax Treatment upon Sale, Exchange or Settlement of a PLUS

In general.  Except as otherwise provided in the applicable pricing supplement and assuming the characterization of the PLUS as set forth above is respected (and subject to the discussion above about the potential application of Section 897 of the Code), a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a PLUS (or a financial institution holding the PLUS on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition of the PLUS.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption in compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of a PLUS―Certification Requirement” will satisfy the certification requirements necessary to avoid the backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

We are offering the PLUS as part of our Series F medium-term notes on a continuing basis exclusively through Morgan Stanley & Co. Incorporated, which we refer to individually as the “agent,” who has agreed to use reasonable efforts to solicit offers to purchase the PLUS.  We will have the sole right to accept offers to purchase the PLUS and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase PLUS.  We will pay the agent, in connection with sales of the PLUS resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the PLUS to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  The agent may resell the PLUS to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement.  The agent may offer the PLUS it has purchased as principal to other dealers, which may include Morgan Stanley & Co. International plc and Bank Morgan Stanley AG.  The agent may sell the PLUS to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of PLUS that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

We estimate that we will spend approximately $5,070,500 for printing, rating agency, Trustee’s and legal fees and other expenses allocable to the offering of the Series F medium term notes, including the PLUS, and the other securities registered on our shelf registration statement and estimate that we will spend corresponding amounts with respect to any additional securities that we may register on our shelf registration statement subsequent to our initial filing.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the PLUS on a national securities exchange, but have been advised by the agent that it intends to make a market in the PLUS as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the PLUS.

Morgan Stanley & Co. Incorporated is our wholly-owned subsidiary.  The agent will conduct each offering of the PLUS in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm’s distributing the securities of an affiliate.  Following the initial distribution of the PLUS, the agent may offer and sell those PLUS in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this prospectus supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the PLUS and may discontinue any market-making activities at any time without notice.

Neither agent nor any dealer utilized in the initial offering of the PLUS will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of the PLUS, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS or of the securities that constitute the underlying index or basket indices or, if the PLUS are linked to underlying shares, of underlying shares or the individual stocks underlying the share underlying index.  Specifically, the agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing PLUS in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the PLUS or the securities that constitute the underlying index or basket indices or, if the PLUS are linked to underlying shares, underlying shares or the individual stocks underlying the share underlying index in the open market to stabilize the price of the PLUS or of such underlying securities.  Finally, in any offering of the PLUS through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the PLUS in the offering, if the agent repurchases previously distributed PLUS to cover syndicate short positions or to stabilize the price of the PLUS.  Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the PLUS through the agent, we may issue other debt securities under the indenture referred to in this prospectus supplement similar to those described in this prospectus supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the PLUS offered under this prospectus supplement.  The Euro medium-term notes may be offered concurrently with the offering of the PLUS, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

With respect to each issuance of PLUS, the agent for each issuance of PLUS, acting as principal for its own account, will agree to purchase, and we will agree to sell, the principal amount of PLUS set forth on the cover of the applicable pricing supplement.  The agent will propose initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of the applicable pricing supplement plus accrued interest, if any, from the original issue date.  The agent may allow a concession not in excess of the agent’s commissions specified in the applicable pricing supplement per PLUS to other dealers.  After the initial offering of the PLUS, the agent may vary the offering price and other selling terms from time to time.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of PLUS.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of PLUS, we expect to deliver the PLUS against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of PLUS is more than three business days after the pricing date, purchasers who wish to trade PLUS more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

PLUS Offered on a Global Basis

If the applicable pricing supplement indicates that any of our PLUS will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those PLUS.

The agent has represented and agreed, and any other agent through which we may offer any PLUS on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such PLUS offered on a global basis, purchasers of any such PLUS may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the PLUS or possession or distribution of any pricing supplement or this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the PLUS, or distribution of any pricing supplement or this prospectus supplement and the accompanying prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes any pricing supplement, this prospectus supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The PLUS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The PLUS may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the PLUS or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

The agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

(a)    an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)    an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)    a person who acquires the PLUS for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)    otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ANNEX A

UNDERLYING INDICES AND UNDERLYING INDEX PUBLISHERS INFORMATION

We have derived all information contained in this prospectus supplement and the applicable pricing supplement regarding any specified underlying index or basket index, including, without limitation, its make up, its method of calculation and changes in its components and its historical closing values, from publicly available information.  Such information reflects the policies of, and is subject to change by, the publisher of the applicable underlying index or basket index, whom we refer to as the underlying index publisher.  Each underlying index or basket index is developed, calculated and maintained by its respective underlying index publisher.  Neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any underlying index or basket index or underlying index publisher in connection with the offering of the PLUS.  In connection with the offering of PLUS, neither we nor the agent makes any representation that such publicly available information regarding any underlying index or basket index or underlying index publisher is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of PLUS (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any underlying index or basket index have been publicly disclosed.  Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to the PLUS and therefore the trading prices of the PLUS.  The underlying index publisher is under no obligation to continue to publish the applicable underlying index or basket index and may discontinue publication of the applicable underlying index or basket index at any time.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of any underlying index or basket index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers.  These research reports may or may not recommend that investors buy or hold the securities of such issuers.  As a prospective purchaser of PLUS, you should undertake an independent investigation of the issuers of the component stocks of the underlying index or basket indices and of the underlying index or basket indices to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any PLUS.

In this prospectus supplement and any applicable pricing supplement, unless the context requires otherwise, references to any specific underlying index or basket index listed below will include any successor index to such underlying index or basket index and references to the underlying index publisher will include any successor thereto.

AMEX China IndexSM

The AMEX China Index is a modified equal weighted index composed of selected U.S. publicly traded stocks and American Depositary Receipts, or ADRs, of companies with significant exposure to the Chinese economy.  The AMEX China Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 19, 2003.  The AMEX China Index is calculated and maintained by the AMEX.  Similar to other stock indices calculated by the AMEX, the value of the Index will be disseminated every 15 seconds over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m.

Eligibility Criteria for AMEX China Index Components.  The AMEX China Index includes companies whose business is focused in the People’s Republic of China and are listed for trading on the New York Stock Exchange, American Stock Exchange, or the NASDAQ Stock Market.  To be included in the AMEX China Index companies must have a market capitalization greater than $75 million and have at least 1,000,000 traded volume over each of the last six months.

AMEX China Index Calculation.  The AMEX China Index is calculated using a modified equal weight methodology.  Each security is placed in to one of three tiers, top five and bottom five by market capitalization and those securities that are between the top and bottom.  The top five securities are weighted such that the two with the largest market capitalization are set to fifteen percent (15%) and the next three are set to nine percent (9%), representing a combined fifty-seven percent (57%) of the AMEX China Index.  The bottom five securities are equally weighted to represent ten percent (10%) of the AMEX China Index or two percent each (2%).  The securities not in the top five or bottom five are equally weighted to represent thirty-three percent (33%) of the AMEX China Index.

Quarterly Updates to the AMEX China Index.  Changes to the AMEX China Index compositions and/or the component share weights in the AMEX China Index typically take effect after the close of trading on third Friday of each calendar quarter month in connection with the quarterly index rebalance.  At the time of the AMEX China Index quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.  The AMEX China Index is reviewed quarterly to ensure that at least 90% of the AMEX China Index weight is accounted for by components that continue to represent the universe of stocks that meet the initial AMEX China Index requirements.  The AMEX may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replace one or more stocks contained in the group with one or more substitute stocks of its choice, if in the Exchange’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the index to which the group relates.  In conjunction with the quarterly review, the share weights used in the calculation of the AMEX China Index are determined based upon current shares outstanding modified, if necessary, to provide greater AMEX China Index diversification, as described in the AMEX China Index Calculation section above.  The AMEX China Index components and their share weights are determined on the Wednesday prior to the third Friday of March, June, September, and December.  The share weight of each component stock in the AMEX China Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events.  The share weights used in the AMEX China Index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews.

Maintenance of the AMEX China Index.  In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition.  The AMEX may substitute stocks or change the number of stocks included in the index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations.  In the event of component or share weight changes to the AMEX China Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the AMEX China Index; the AMEX China Index divisor may be adjusted to ensure that there are no changes to the AMEX China Index level as a result of non-market forces.

In this prospectus supplement, unless the context requires otherwise, references to the AMEX China Index will include any Successor AMEX China Index and references to the AMEX will include any successor to the AMEX.

License Agreement between The American Stock Exchange LLC and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with the AMEX providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX China Index, which is owned and published by the AMEX, in connection with securities, including the PLUS.

The license agreement between the AMEX and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The AMEX China Index is sponsored by, and is a service mark of, the American Stock Exchange LLC.  The AMEX China Index is being used with the permission of the AMEX.

The AMEX in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and the AMEX disclaims any liability to any party for any inaccuracy in the data on which the AMEX China Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the AMEX China Index, or for the manner in which it is applied in connection with the Transaction.

“AMEX China IndexSM” is a service mark of AMEX and has been licensed for use by Morgan Stanley.

AMEX Hong Kong 30 IndexSM

The AMEX Hong Kong 30 Index is a broad-market index that measures the composite price performance of 30 stocks actively traded on the Hong Kong Stock Exchange (the “HKSE”), designed to reflect the movement of the Hong Kong stock market as a whole. The AMEX Hong Kong 30 Index was established June 25, 1993 with a benchmark value of 350.00. The AMEX Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the HKSE and a fixed HK$/US$ exchange rate.

Eligibility Standards for the Inclusion and Maintenance of Component Stocks in the AMEX Hong Kong 30 Index.  The AMEX states that it selects securities composing the AMEX Hong Kong 30 Index based on their market weight, trading liquidity, and representativeness of the business industries reflected on the HKSE. The AMEX will require that each AMEX Hong Kong 30 Index component security be one issued by an entity with major business interests in Hong Kong, listed for trading on the HKSE, and have its primary trading market located in a country with which the AMEX has an effective surveillance sharing agreement. The AMEX will remove any AMEX Hong Kong 30 Index component security that fails to meet any of the foregoing listing and maintenance criteria within 30 days after such a failure occurs. To ensure that the AMEX Hong Kong 30 Index does not consist of a number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the AMEX has established additional listing and maintenance criteria:

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six month period, of at least HK$3 billion (approximately US$380 million);

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (total freely tradeable outstanding shares less insider holdings), based on a monthly average measured over the prior three month period, of US$238 million, although up to, but no more than, three AMEX Hong Kong 30 Index component securities may have a free float value of less than US$238 million but in no event less than US$150 million, measured over the same period;

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six month period, not lower than HK$2.50 (approximately US$0.32); and

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six month period, of less than one million shares per day, but in no event less than 500,000 shares per day.

Beginning in 1994, the AMEX has reviewed the AMEX Hong Kong 30 Index’s component securities on a quarterly basis, conducted on the last business day in January, April, July, and October. Any component security failing to meet the above listing and maintenance criteria is reviewed on the second Friday of the second month following the quarterly review again to determine compliance with the above criteria. Any AMEX Hong Kong 30 Index component stock failing this second review is replaced by a “qualified” AMEX Hong Kong 30 Index component stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day, the replacement will be effective at the close of business on the first preceding business day.  The AMEX will notify its membership immediately after it determines to replace an AMEX Hong Kong 30 Index component stock.

The AMEX Hong Kong 30 Index will be maintained by the AMEX and will contain at least thirty component stocks at all times. Pursuant to Exchange Rule 901C(b), the AMEX may change the composition of the AMEX Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market. Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above. If the number of AMEX Hong Kong 30 Index component securities in the AMEX Hong Kong 30 Index falls below thirty, no new option series based on the AMEX Hong Kong 30 Index will be listed for trading unless and until the Securities and Exchange Commission approves a rule filing pursuant to section 19(b) of the Securities Exchange Act of 1934 reflecting such change.

License Agreement between The American Stock Exchange LLC and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with the AMEX providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX Hong Kong 30 Index, which is owned and published by the AMEX, in connection with securities, including the PLUS.

The license agreement between the AMEX and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The AMEX Hong Kong 30 Index is sponsored by, and is a service mark of, the American Stock Exchange LLC.  The AMEX Hong Kong 30 Index is being used with the permission of the AMEX.

The AMEX in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and the AMEX disclaims any liability to any party for any inaccuracy in the data on which the AMEX Hong Kong 30 Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the AMEX Hong Kong 30 Index, or for the manner in which it is applied in connection with the Transaction.

“AMEX Hong Kong 30 IndexSM” is a service mark of AMEX and has been licensed for use by Morgan Stanley.

Barron’s 400SM Index

The Barron’s 400 Index is an index calculated by Dow Jones & Company, Inc. (“Dow Jones”).  The Barron’s 400 Index measures the performance of a diversified group of U.S. companies that are selected based on fundamentals-related, rules-based criteria every six months from the Dow Jones Wilshire 5000 Composite Index (the “DJW 5000”).  The Barron’s 400 Index is an equally-weighted index of 400 companies from the DJW 5000 that have scored the highest based on the fundamentals-based rankings of MarketGrader.com based on its proprietary methodology and that then pass additional rules-based screening criteria designed and implemented by Dow Jones.  The following diagram illustrates the Barron’s 400 Index selection process:

The DJW 5000, from which stocks included in the Barron’s 400 Index are selected, is intended to represent all U.S.-headquartered equity securities that have readily available prices.  For more information regarding the methodology for determining inclusion in the DJW 5000, please see “—Dow Jones Wilshire 5000 Composite Index—Selection of Components for Dow Jones Wilshire 5000 Composite Index” below.

The Barron’s 400 Index was first published on August 29, 2007.  Indicative daily historical closing prices based on back-testing (i.e., the calculations of how the Barron’s 400 Index would have performed in the past had it existed) are available from December 31, 1997, the date at which the base value of the Barron’s 400 Index was set at 100.  The Barron’s 400 Index is rebalanced semiannually, on the third Friday of March and September, based upon changes in the MarketGrader scores of the components of the DJW 5000.  Both the Barron’s 400 Index and the DJW 5000 are calculated and published daily by Dow Jones.  The Barron’s 400 Index is published in Barron’s magazine and daily at www.barrons400.com.

Index Selection.  The stocks contained in the Barron’s 400 Index are the stocks in the DJW 5000 that have reported quarterly or annual results within the six months leading up to each index reset date that have received the highest MarketGrader scores and have survived a rules-based screening by Dow Jones.  The MarketGrader score assigned to each stock is a numerical value from zero to 100.  This point system is based on a collection of fundamental indicators, which are divided into the following four categories: Growth, Value, Profitability and Cash Flow.  Each category is assigned a letter score ranging from A+ to F based on an analysis of six fundamental indicators which vary depending on the type of company being analyzed.  Therefore the final score for each stock is based on twenty-four fundamental indicators.  MarketGrader does not disclose the weighting given to each indicator in determining the final score, as the respective weight given to each indicator is a proprietary aspect of its research system.  Although the indicators vary based on company type, the following indicators are generally used by MarketGrader:

¡ Growth:	o Long term market growth;
o Short term market growth;
o Growth potential;
o Relative price strength;
o Earnings momentum; and
o Earnings surprise.
¡ Value:	o Capital structure;
o Price/earnings analysis;
o Price/book ratio;
o Price/cash flow ratio;
o Price/sales ratio; and
o Market value.
¡ Profitability:	o Asset utilization;
o Capital utilization;
o Operating margins;
o Relative margins;
o Return on equity; and
o Quality of revenues.
¡ Cash Flow:	o Cash flow growth;
o Earnings before interest, taxes, depreciation and amortization (EBITDA) margin;
o Debt/cash flow ratio;
o Interest coverage capacity;
o Economic value; and
o Retention rate.

After scores have been assigned to the components in the DJW 5000, the companies are ranked for possible inclusion in the Barron’s 400 Index.

Rules-Based Screening of the Companies in the Dow Jones Wilshire 5000 Composite IndexSM.  After the companies in the DJW 5000 have been ranked by MarketGrader score, a series of rules are applied to determine the 400 companies that will be included in the Barron’s 400 Index.  The following rules are applied:

•	Diversification: The number of companies from a single Industry Classification Benchmark cannot exceed 80 (20%) of the 400 total companies in the Barron’s 400 Index.

•	Liquidity: No company with a three-month average daily trading dollar value of less than $2 million is eligible for inclusion in the Barron’s 400 Index.

•
Market Capitalization:  No company with a float-adjusted market capitalization of less than $250 million is eligible for inclusion in the Barron’s 400 Index.  Additionally, at least 100 companies (25%) must have a total market capitalization of at least $3 billion.

•	No REITS: No Real Estate Investment Trusts are eligible for inclusion in the Barron’s 400 Index.

The 400 companies with the highest scores remaining after the application of these screens are included in the Barron’s 400 Index.

Maintenance and Calculation of the Barron’s 400SM Index.  The Barron’s 400 Index is rebalanced semiannually.  The entire process is repeated on the third Friday of March and September and the Barron’s 400 Index is revised and re-weighted equally based on the new rankings.

The Barron’s 400 Index is price weighted and not market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding.

The Barron’s 400 Index is calculated and published daily by Dow Jones.  The Barron’s 400 Index is reviewed on an ongoing basis to account for corporate actions such as mergers or delistings.

Dow Jones Wilshire 5000 Composite IndexSM.  The Dow Jones Wilshire 5000 Composite Index (the “DJW 5000”) is an equity index calculated, published and disseminated daily by Dow Jones, through numerous data vendors, on www.djindexes.com and in real time on Bloomberg Financial Markets and Reuters Limited.

The DJW 5000 is intended to represent all U.S. equity issues with readily available prices.  The number of components in the DJW 5000 varies according to the number of U.S. equity issues with readily available prices.

Selection of Components for Dow Jones Wilshire 5000 Composite Index.  The selection of the components for the Dow Jones Wilshire 5000 Composite Index is based on the following guidelines:

To be included in the DJW 5000, an issue must be all of the following:

•	A company’s primary equity issue.

•	A security of a U.S. company.

•	A security that has its primary market listing in the United States.

Bulletin-board issues are not added to the DJW 5000 because they generally do not have readily available prices.  Dow Jones determines the component companies’ primary issues for index valuation based on the following criteria:  Market capitalization, trading volume, institutional holdings and conversion rules (for companies with multiple share classes).

License Agreement between Dow Jones & Company, Inc. and Morgan Stanley.  Dow Jones and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Barron’s 400 Index, which is owned and published by Dow Jones, in connection with securities, including the PLUS.

The license agreement between Dow Jones and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly. Dow Jones’ only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Barron’s 400 Index which is determined, composed and calculated by Dow Jones without regard to Morgan Stanley or the PLUS. Dow Jones has no obligation to take the needs of Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating the Barron’s 400 Index. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND MORGAN STANLEY.

The Barron's 400 Index is proprietary to Dow Jones & Company, Inc.  “Dow Jones” is a service mark of Dow Jones & Company, Inc.  “Barron’s” and “Barron’s 400” are service marks of Dow Jones L.P.  The Dow Jones Wilshire 5000 IndexSM is calculated and distributed by Dow Jones Indexes pursuant to an agreement between Dow Jones & Company, Inc. and Wilshire Associated Incorporated.  The service marks have been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the PLUS.

Dow Jones Euro STOXX 50® Index

The Dow Jones EURO STOXX 50® Index, which we refer to as the Euro STOXX 50 Index, was created by STOXX® Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company, Inc. and SWX Swiss Exchange.  Publication of the Euro STOXX 50 Index began on February 28, 1998, based on an initial index value of 1,000 at December 31, 1991.  The Euro STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website.

Euro STOXX 50 Index Composition and Maintenance. The Euro STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

The composition of the Euro STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August.  The component stocks are announced the first trading in September.  Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day.  Changes in the composition of the Euro STOXX 50 Index are made to ensure that the Euro STOXX 50 Index includes the 50 market sector leaders from within the Euro STOXX Index.

The free float factors for each component stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.  Each component’s weight is capped at 10% of the index’s total free float market capitalization.

The Euro STOXX 50 Index is also reviewed on an ongoing basis.  Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed.  Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Euro STOXX 50 Index Calculation. The Euro STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight.  The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

Index	=	free float market capitalization of the Euro STOXX 50 Index
divisor

The “free float market capitalization of the Euro STOXX 50 Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Euro STOXX 50 Index is being calculated.

The divisor for the Euro STOXX 50 Index is adjusted to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions.  The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Cash dividend:
Adjusted price = closing price – announced dividend * (1 – withholding tax)
Divisor: decreases
(2)	Special cash dividend:
Adjusted price = closing price – announced dividend * (1 – withholding tax)
Divisor: decreases
(3)	Split and reverse split:
Adjusted price = closing price * A/B
New number of shares = old number of shares * B / A
Divisor: no change
(4)	Rights offering:
Adjusted price = (closing price * A + subscription price * B) / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: increases
(5)	Stock dividend:
Adjusted price = closing price * A / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: no change
(6)	Stock dividend of another company:
Adjusted price = (closing price * A - price of other company * B) / A
Divisor: decreases
(7)	Return of capital and share consideration:
Adjusted price = (closing price - dividend announced by company * (1-withholding tax)) * A / B
New number of shares = old number of shares * B / A
Divisor: decreases
(8)	Repurchase shares / self tender:
Adjusted price = ((price before tender * old number of shares) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)
New number of shares = old number of shares - number of tendered shares
Divisor: decreases
(9)	Spin-off:
Adjusted price = (closing price * A - price of spun-off shares * B) / A
Divisor: decreases
(10)	Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:
• Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held
• If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:
- If rights are applicable after stock distribution (one action applicable to other):
Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * ( 1 + C / A))
New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A
Divisor: increases
- If stock distribution is applicable after rights (one action applicable to other):
Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
New number of shares = old number of shares * ((A + C) * (1 + B / A))
Divisor: increases
- Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B +C) / A
Divisor: increases

License Agreement between STOXX Limited and Morgan Stanley. STOXX Limited and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Euro STOXX 50 Index, which is owned and published by STOXX Limited, in connection with securities, including the PLUS.

The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by STOXX Limited.  STOXX Limited makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly.  STOXX Limited’s only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the Dow Jones EURO STOXX 50® Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the PLUS.  STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index.  STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

“Dow Jones EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the PLUS.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM, which we refer to as the DJIASM, is a price-weighted index composed of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the “WSJ”), which is published by Dow JonesSM& Company, Inc., which we refer to as Dow Jones, as representative of the broad market of U.S. industry.

There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries.  The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks.  Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us.  In order to maintain continuity, changes to the component stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company’s core business.  When one component stock is replaced, the entire index is reviewed.  As a result, multiple component changes are often implemented simultaneously.  The component stocks of the DJIA may be changed at any time for any reason.

The DJIA is price weighted rather than market capitalization weighted.  Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding.  The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor.  The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits and other corporate actions.  The current divisor of the DJIA is published daily in the WSJ and other publications.  While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your investment.

The formula used to calculate divisor adjustments is:

New Divisor = Current Divisor x	Adjusted Sum of Prices
Unadjusted Sum of Prices

License Agreement between Dow Jones and Morgan Stanley.  Dow Jones and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the DJIA, which is owned and published by Dow Jones, in connection with securities, including the PLUS.

The license agreement between Dow Jones and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by Dow Jones.  Dow Jones makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly.  Dow Jones’ only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the DJIASM which is determined, composed and calculated by Dow Jones without regard to Morgan Stanley or the PLUS.  Dow Jones has no obligation to take the needs of Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating the DJIASM.  Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE

DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN.  DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND MORGAN STANLEY.

“Dow JonesSM,” “DJIASM” and “Dow Jones Industrial AverageSM” are service marks of Dow Jones and have been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the PLUS.

FTSETM 100 Index

The FTSETM 100 Index is calculated, published and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange Plc (the “LSE”) and the Financial Times Limited (the “FT”), in association with the Institute and the Faculty of Actuaries.

The FTSE 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points.  Publication of the FTSE 100 Index began in February 1984.  Real-time FTSE indices are calculated on systems managed by Reuters.  Prices and FX rates used are supplied by Reuters.

The FTSE 100 Index is a free float adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE.  The 100 stocks included in the FTSE 100 Index (the “FTSE Underlying Stocks”) are selected from a reference group of stocks trading on the LSE which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days.  The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value.

FTSE, the publisher of the FTSE 100 Index, is responsible for calculating, publishing and disseminating the FTSE 100 Index.  The FTSE 100 Index is overseen by the FTSE’s Europe/Middle East/Africa Committee (the “FTSE EMEA Committee”), which is made up of independent senior industry representatives, which is responsible for the index review process.

FTSE can add, delete or substitute the stocks underlying the FTSE 100 Index or make other methodological changes that could change the value of the FTSE 100 Index.  FTSE may discontinue or suspend calculation or dissemination of the FTSE 100 Index.  The FTSE EMEA Committee reviews the FTSE Underlying Stocks quarterly in March, June, September and December in order to maintain continuity in the index level.  FTSE prepares information regarding possible companies to be included or excluded from the FTSE 100 Index using the close of business figures from the Tuesday before a review.  The review is then presented to the FTSE EMEA Committee for approval.

Changes to the constituents can be prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization.  The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the FTSE EMEA Committee, to be a viable component of the FTSE 100 Index.  To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.  Where a greater number of companies qualify to be inserted in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review.  Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

The FTSE 100 Index is obtained by: (i) calculating the sum of the products of the per share price of each stock included in the FTSE 100 Index by the number of their respective outstanding shares (such sum, the “FTSE Aggregate Market Value”) as of the relevant current date and (ii) dividing the FTSE Aggregate Market Value as of the relevant current date by a divisor which represents the adjustments to the FTSE Aggregate Market Value as of the base date.  The divisor is continuously adjusted to reflect changes, without distorting the FTSE 100 Index, in the issued share capital of individual underlying stocks, including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits.

All rights to the FTSE 100 Index are owned by the FTSE, the publisher of the FTSE 100 Index.  Morgan Stanley, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100 Index.  In addition, none of the LSE, the Financial Times and FTSE has any relationship to Morgan Stanley or the PLUS. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the PLUS, or has any obligation or liability in connection with the administration, marketing or trading of the PLUS or with the calculation of the payment at maturity.

License Agreement between FTSE International Limited and Morgan Stanley.  The license agreement between FTSE International Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

These PLUS are not in any way sponsored, endorsed, sold or promoted by FTSE or by LSE or by FT and neither FTSE or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FTSE 100 Index is compiled and calculated solely by FTSE.  However, neither FTSE or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and neither FTSE or LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

FTSE/Xinhua China 25 Index

The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE Xinhua Index Limited (“FXI”), a joint venture of FTSE International Limited and Xinhua Financial Network Limited, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the HKSE.

General.  The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H-shares” and “Red Chip” shares) based on full market-capitalization value, listed and trading on the HKSE.  “H-shares” are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the HKSE.  H-shares are quoted and traded in HKD and U.S. dollars. “Red Chip” shares are securities of Hong Kong-incorporated companies listed and traded on the HKSE, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. “Red Chip” shares are quoted and traded in HKD and are available only to international investors and not to those from the People’s Republic of China.

Eligible Securities.  Currently, only H-shares and Red Chip shares are eligible for inclusion in the FTSE/Xinhua China 25 Index.  All classes of equity in issue are eligible for inclusion in the FTSE/Xinhua China 25 Index, subject to certain restrictions, however, each constituent must also be a constituent of the FTSE All-World Index.  Companies whose business is that of holding equity and other investments, exchange traded funds, and funds whose prices are a direct derivation of underlying holdings (e.g. mutual funds) are not eligible for inclusion.  Securities must be sufficiently liquid to be traded, therefore the following criteria, among others, are used to ensure that illiquid securities are excluded:

1.
Price.  FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company.  FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

2.
Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

3.
New Issues. New issues become eligible for inclusion in the FTSE/Xinhua China 25 Index at the next quarterly review of constituents, provided they have a minimum trading record of at least 20 trading days prior to the date of such review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee, the FTSE Xinhua Index Committee, that ensures that the FTSE/Xinhua China 25 Index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.  The FTSE Xinhua Index Committee is responsible for undertaking the review of the FTSE/Xinhua China 25 Index and for approving changes of constituents.

Computation of the FTSE/Xinhua China 25 Index.  The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group.  The FTSE/Xinhua China 25 Index is calculated using the following algorithm:

S (pn1 x en1 x sn1 x fn1 x cn1)
d

n = 1,2,3…….,n

where “p” is the latest trade price of the component security “n”, “e” is the exchange rate required to convert the security’s home currency into the FTSE/Xinhua China 25 Index’s base currency, “s” is the number of shares of the security in issue, “f” is the free float factor published by FXI, applicable to such security, to be applied to the security to allow amendments to its weighting, “c” is the capping factor published by FXI at the most recent quarterly review of the FTSE/Xinhua China 25 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE/Xinhua China 25 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE/Xinhua China 25 Index.

The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.  Under this methodology, FXI excludes from free floating shares: (i) trade investments in a FTSE/Xinhua China 25 Index constituent company by either another FTSE/Xinhua China 25 Index constituent company or a non-constituent company or entity; (ii) significant long-term holdings by founders, directors and/or their families; (iii) employee share schemes (if restricted); (iv) government holdings; (v) foreign ownership limits; and (vi) portfolio investments subject to lock-in clauses (for the duration of the clause).  Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%
Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%

Free float greater than 20% but less than or equal to 30%	30%

Free float greater than 30% but less than or equal to 40%	40%

Free float greater than 40% but less than or equal to 50%	50%

Free float greater than 50% but less than or equal to 75%	75%

Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event.

Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than five percentage points above the minimum or five percentage points below the maximum of an adjacent band.  This five percentage point threshold does not apply if the initial free float is less than 15%.  Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above.  If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied.  If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float.  These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index.  Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October.  A stock’s free float is also reviewed and adjusted if necessary following certain corporate events.  If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action.  If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

License Agreement between FTSE Xinhua Index Limited and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with FTSE Xinhua Index Limited providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the FTSE/Xinhua China 25 Index, which is owned and published by FTSE Xinhua Index Limited, in connection with securities, including the PLUS.  The license agreement between FTSE/Xinhua Index Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not in any way sponsored, endorsed, sold or promoted by FTSE Xinhua Index Limited or by The London Stock Exchange Plc (the “LSE”) or by The Financial Times Limited (“FT”) and neither FTSE Xinhua Index Limited or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FTSE/Xinhua China 25 Index is compiled and calculated solely by FTSE Xinhua Index Limited.  However, neither FTSE Xinhua Index Limited or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FTSE Xinhua Index Limited or LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

Hang Seng® Index

The Hang Seng® Index is compiled, published and managed by HSI Services Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969.  The HSI is a market capitalization weighted stock market index of the HKSE and purports to be an indicator of the performance of the Hong Kong stock market.

Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng Index.  Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital.  For any H-share company included in the Hang Seng Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment.  H-shares are shares of mainland China companies listed on HKSE.

To be eligible for selection in the Hang Seng Index, a company: (1) must be among those that constitute the top 90% of the total market value of all primary shares listed on the HKSE (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months.  From the candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

Calculation Methodology.  From September 11, 2006, and phased in over a period of 12 months from September 2006 to September 2007,  the calculation methodology of the Hang Seng Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting.  Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by a shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management.  A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng Index and is updated half-yearly.

A cap of 15% on individual stock weightings is applied.  A cap factor is calculated half-yearly to coincide with the regular update of the free float adjustment factor.  Additional re-capping is performed upon constituent changes.

License Agreement between HSI Services Limited and Morgan Stanley. “Hang Seng® Index” is a trademark of HSI Services Limited and has been licensed for use by Morgan Stanley.

All information in this prospectus supplement regarding the Hang Seng Index including, without limitation, its make-up, method calculation and changes in its components, is derived from publicly available information.  Such information reflects the policies of, and is subject to change by HSI Services Limited or any of its affiliates (the “HS Index Sponsor”) and Hang Seng Data Services Limited.  The HS Index Sponsor has no obligation to Hang Seng Index in connection with the issuance of certain securities, including the PLUS.  Morgan Stanley is not affiliated with the HS Index Sponsor; the only relationship between the HS Index Sponsor and Morgan Stanley is the licensing of the use of Hang Seng Index and trademarks related to the Hang Seng Index.

The Hang Seng Index is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited.  The mark and name “Hang Seng® Index” is proprietary to Hang Seng Data Services Limited.  HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by Morgan Stanley in connection with the PLUS, but neither HSI Services Limited nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the PLUS or any other person the accuracy or completeness of the Hang Seng Index and its computation or any information related thereto and no warranty or representation or guarantee of any kind whatsoever relating to the Hang Seng Index is given or may be implied.  The process and basis of computation and compilation of the Hang Seng Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice.  No responsibility or liability is accepted by HSI Services Limited or Hang Seng Data Services Limited in respect of the use of and/or reference to the Hang Seng Index by Morgan Stanley in connection with the PLUS, or for any inaccuracies, omissions, mistakes or errors of HSI Services Limited in the computation of the Hang Seng Index or for any economic or other loss which may be directly or indirectly sustained by any broker or holder of the PLUS for any other person dealing with the PLUS as a result thereof and no claims, actions or legal proceedings may be brought against HSI Services Limited and/or Hang Seng Data Services Limited in connection with the PLUS in any manner whatsoever by any broker, holder or other person dealing with the PLUS.  Any broker, holder or other person dealing with the PLUS does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited.  For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

KBW Mortgage Finance IndexSM

The KBW Mortgage Finance Index is a float-adjusted modified capitalization-weighted index of companies designed to effectively represent the performance of the U.S. mortgage finance industry.  The companies composing the KBW Mortgage Finance Index account for a large portion of the market capitalization of the U.S. mortgage finance industry and were selected to provide appropriate representation of the industry’s diverse sub-sectors, including pure mortgage players, mortgage insurers, title insurers, and banks and thrifts that have considerable mortgage loan portfolios in the United States.  Keefe, Bruyette & Woods, Inc., which we refer to as KBW, began calculating the KBW Mortgage Finance Index in 2000, and the KBW Mortgage Finance Index has been listed on the Philadelphia Stock Exchange under the symbol “MFXSM” since July 22, 2005.

The KBW Mortgage Finance Index is calculated as a float-adjusted, modified market capitalization-weighted index, meaning that each of the component stocks represented in the KBW Mortgage Finance Index is equal to its float-adjusted shares outstanding, multiplied by its current stock price as quoted on the NASDAQ/NMS or the New York Stock Exchange.  Float-adjusted modified market capitalization weighting is achieved through quarterly rebalancing.

Based on the capitalizations as of the close on the Monday before the third Saturday of the last month in each calendar quarter, the KBW Mortgage Finance Index rebalancing will be calculated according to the following rules:

•	If any of the top four institutions’ index weightings have increased beyond 12.5%, their weighting will be reduced to a maximum of 10% in the quarterly rebalancing.

•	If any of the remaining institutions’ weightings have increased beyond 5%, their weightings will be reduced to a maximum of 4.5% in the rebalancing.

•	If any of the remaining institutions’ weightings have dropped below 8%, their weightings will be increased to the lesser of their float-adjusted capitalization weight or 10% in the rebalancing.

•	If any of the institutions with unadjusted capitalization weights greater than 5% have declined in index weighting below 4%, their weightings will be increased to 4.5% in the rebalancing.

•
Any excess weighting available will be reallocated to the smaller institutions and any weighting needed to increase weighting in the larger institutions will be taken from the smaller institutions in the same manner as in the initial allocation at the time of rebalancing.

•	The rebalancing will be implemented at the close on the Friday before the third Saturday of the last month in each calendar quarter.

The KBW Mortgage Finance Index is calculated and maintained by KBW, KBW selects the constituent stocks on the basis of relevance to the mortgage finance industry and on certain trading criteria, including but not limited to stock price, stock price volatility, stock price correlation to KBW Mortgage Finance Index price, average daily trading volume, optionability of stock, market capitalization, country of origin, listed exchange and perceived viability of the company.  The KBW Mortgage Finance Index is designed and maintained so that financial instruments based on the KBW Mortgage Finance Index will comply with necessary listing/maintenance criteria dictated by subsections (b) and (c) of Rule 1009A (Designation of the KBW Mortgage Finance Index) on the Philadelphia Stock Exchange.  Any constituent stock that fails to meet these standards will be replaced within the KBW Mortgage Finance Index.

In the event that there is a change in the nature of any constituent stock that will change the overall market character of the KBW Mortgage Finance Index, including delisting, merger, acquisition, or change of principal business, KBW will take appropriate steps to remove the stock or replace it with another stock that would best represent the intended market character of the KBW Mortgage Finance Index.

KBW reserves the authority to add one or more index-eligible stocks on a quarterly basis, or to remove any constituent stock on a quarterly basis if it believes that such stock no longer provides adequate representation of the mortgage finance industry, or no longer maintains the character of the KBW Mortgage Finance Index.  In the event that KBW removes a constituent stock, KBW may replace such stock with an index-eligible stock at any time, but is not required to do so.

License Agreement between Keefe, Bruyette & Woods, Inc. and Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by KBW.  KBW makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the KBW Mortgage Finance IndexSM to track the performance of the mortgage finance industry.  KBW’s only relationship to us is the licensing of certain service marks and trade names of KBW and of the KBW Mortgage Finance IndexSM, which is determined, composed and calculated by KBW without regard to us or the PLUS.  KBW has no obligation to take our needs or the needs of the owners of the PLUS into consideration in determining, composing or calculating the KBW Mortgage Finance IndexSM.  KBW is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  KBW has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

KBW DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN.  KBW MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  KBW MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KBW HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Keefe, Bruyette & Wood,” “KBW Mortgage Finance IndexSM,” and “MFXSM” are service marks of Keefe, Bruyette & Woods, Inc. and have been licensed for use for certain purposes by Morgan Stanley.  Such use is not sponsored, endorsed, sold or promoted by Keefe Bruyette & Woods, Inc., and Keefe Bruyette & Woods, Inc. makes no representation regarding the advisability of investing in the PLUS.

KOSPI 200 Index

The KOSPI 200 Index is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the KRX-Futures Market.  The calculation of the value of the KOSPI 200 Index (discussed below in further detail) is based on the relative value of the aggregated current Market Value (as defined below) of the common stocks of 200 companies (the “Constituent Stocks”) as of a particular time as compared to the aggregated average Market Value of the common stocks of 200 companies at the base date of January 3, 1990.  The current “Market Value” of any Constituent Stock is the product of the market price per share and the number of the then outstanding shares of such Constituent Stock.  Korea Stock Exchange (“KSE”) chooses companies for inclusion in the KOSPI 200 Index with an aim of accurately representing overall market movement.  KSE may from time to time, in its sole discretion, add companies to, or delete companies from, the KOSPI 200 Index to achieve the objectives stated above.  The KOSPI 200 Index selects stocks of companies that belong to one of eight industry groups, whose market capitalization is at least 1% of the total market capitalization.  The capitalization requirement ensures the high percentage of market capitalization of Constituent Stocks against the total.  Stocks initially listed or relisted after May 1 of the year preceding the year of the periodic realignment review date, stocks designated as administrative issue as of the periodic realignment review date, stocks of securities investment companies, issues of liquidation sale and stocks deemed unsuitable are ineligible to become a Constituent Stock of the KOSPI 200 Index.

Basic selection criteria are the average market capitalization obtained by dividing the aggregated value (attained by multiplying the closing price of the listed common shares by the number of listed common shares for one year from April of the year preceding the year to which the periodic realignment review date belongs), by 12, and the sum of daily trading value for the same period.  In the case of a stock which has been reclassified under a different industry group, such stock is grouped with the newly classified industry group.

First, the Constituent Stocks from non-manufacturing industries are chosen on the basis of rank order of average monthly market capitalization, while ensuring that the accumulated market capitalization of a stock is at least 70% of the total market capitalization of the same industry group.  The number of stocks selected is considered as is the number of Constituent Stocks chosen from the same industry group.  However, a stock is excluded if its ranking of annual trading value is below 85% of the same industry group, and a stock that satisfies the trading value requirement is chosen from among the stocks whose market capitalization is ranked next.

Second, the Constituent Stocks from the manufacturing industry are selected by rank order of market capitalization, while ensuring that annual trading value of stocks are ranked above 85% of the industry group.  The number of the stocks selected from the manufacturing industry is the number obtained by subtracting the number of Constituent Stocks chosen from the non-manufacturing industry group from 200.

Notwithstanding the above criteria, a stock whose market capitalization is within the top 50 of its industry group may be included in the constituents.  The KOSPI Maintenance Committee (the “KOSPI Committee”) makes the decision while taking into account such factors as the percentage of market capitalization of the industry group to the total and the liquidity of such stock.

To ensure that the KOSPI 200 Index accurately represents the overall market movement, its Constituent Stocks are realigned as the need arises.  There are two types of realignments:  periodic realignment and special realignment.  Periodic realignment takes place regularly once a year, on the trading day following the day which is the last trading day of June contracts of both the index futures and index options.  Special realignment takes place at the time when a stock has to be excluded from the constituents as a result of, for instance, delisting, designation as administrative issue or a merger.

The method of periodic realignment is similar to the method used for selection of Constituent Stocks.  However, to maintain constancy of the KOSPI 200 Index, a replacement stock must both satisfy the criteria for selection of Constituent Stocks, and its ranking of market capitalization should be within 90% of total market capitalization of the constituents of the same industry group.  However, even if an existing Constituent Stock does not satisfy the criteria for selection of Constituent Stocks, such stock remains a constituent as long as its ranking of market capitalization is within 110% of the market capitalization of the constituents.  In the case of a stock with a market capitalization ranking that has reached 90% of the total market capitalization of the constituents of the same industry group, such stock is excluded unless there is an existing Constituent Stock whose ranking falls below 110% of the  constituents.

Special realignment is carried out by choosing a stock from a replacement list prepared beforehand in a priority order by industry group.  In the event that the replacement list includes no stock for a specific industry, a stock is chosen from the manufacturing industry group.

In cases where there is an initial listing of a stock that is deemed to have high liquidity and is worthy in terms of its impact on KOSPI 200 Index, a Constituent Stock is merged into non-Constituent Stock or a company is established as result of merger between the constituent, it is possible to include before the periodic realignment date.

The level of the KOSPI 200 Index reflects the total current Market Value of all 200 Constituent Stocks relative to the base index of the KOSPI 200 Index as of the base date of January 3, 1990 (the “Base Index.”), which is 100.  An indexed number is used to represent the results of this calculation.

The actual aggregate Market Value of the Constituent Stocks at the base date (the “KOSPI 200 Base Market Value”) has been set. In practice, the calculation of the KOSPI 200 Index is computed by dividing the total current aggregated Market Value of the Constituent Stocks by the KOSPI 200 Base Market Value and then multiplying by the Base Index of 100.

In order to maintain the consistency of the KOSPI 200 Index, the Market Value and KOSPI 200 Base Market Value can be readjusted.  Readjustment includes changing the KOSPI 200 Base Market Value when there is an event, such as a distribution of rights or dividends, that affects the stock price, in order to equalize the stock price index on the day before the event and the stock price index on the day of the event. The following formula is used:

Current Market Value on the day before the change	=	Current Market Value on the day before the change	+	Amount of Change in the Value
Old Market Value		New KOSPI 200 Base Market Value

Current Market Value increases or decreases when there is a rights offering a new listing, a delisting or merger.  Therefore, to maintain consistency, the KOSPI 200 Base Market Value is adjusted when there is a change in current Market Value, using the following formula:

New KOSPI 200 Base Market Value	=	Old Market Value	x	Current Market Value on the day before the change	+	Amount of change in the current Market Value
Current Market Value on the day before the change

The KOSPI Committee is charged with reviewing matters relating to calculation and management of the KOSPI 200 Index.  The KOSPI Committee is composed of 10 members who are chosen as representatives of institutional investors and securities related institutions, legal and accounting professions, and professors and researchers.  The KOSPI Committee is responsible for matters relating to the calculation method of the KOSPI 200 Index; matters relating to selection and realignment of KOSPI 200 Constituent Stocks; matters relating to establishment, amendment and abolishment of the criteria for selection of KOSPI 200 Constituent Stocks; and any other matters that are requested by the chief executive officer of the KSE.

Regular meetings of the KOSPI Committee are held in May of each year for the purpose of realigning the Constituent Stocks, but a special meeting can be called if need arises.

Although KSE currently employs the above methodology to calculate the KOSPI 200 Index, we cannot assure you that KSE will not modify or change this methodology in a manner that may affect the return on your investment.

License Agreement between the Korean Stock Exchange and Morgan Stanley.  We have been granted by KSE a non-transferable, non-exclusive license to use the KOSPI 200 Index as a component of the PLUS and refer to the KOSPI 200 Index in connection with the marketing and promotion of PLUS and in connection with making such disclosure about the PLUS.  We acknowledge that the KOSPI 200 Index is selected, compiled, coordinated, arranged and prepared by KSE, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by KSE.  We acknowledge that KOSPI 200 Index and the KOSPI marks are the exclusive property of KSE, that KSE has and retains all property rights therein (including, but not limited to trademarks and copyrights) and that the KOSPI 200 Index and its compilation and composition and changes therein are in the complete control and sole discretion of KSE.

MSCI EAFE Index®

The MSCI EAFE Index® is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and in Europe and Asia, which are Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

Index Calculation.  The performance of the MSCI EAFE Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) constituting the MSCI indexes for the 21 selected countries (the “Component Country Indices”).  Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets.  See “—Maintenance of the MSCI EAFE Index and the Component Country Indices” below.

Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market.  In general, all prices are taken from the main stock exchange in each market.  Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 5 p.m. Central Europe Time.  The U.S. dollar value of the MSCI EAFE Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the Component Securities. The MSCI EAFE Index was launched on December 31, 1969 at an initial value of 100.

Maintenance of the MSCI EAFE Index and the Component Country Indices.  In order to maintain the representativeness of the MSCI EAFE Index, structural changes to the MSCI EAFE Index as a whole may be made by adding or deleting Component Country Indices and the related Component Securities.  Currently, such changes in the MSCI EAFE Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

MSCI may add additional Component Country Indices to the MSCI EAFE Index or subtract one or more of its current Component Country Indices prior to the expiration of the PLUS.

Each Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets.  In maintaining each Component Country Index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI EAFE Index.

MSCI classifies index maintenance in three broad categories.  The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur.  The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events.

The third category consists of full Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events.  They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis.  These changes are reflected in the indices at the time of the event.  All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI EAFE Index at the time of their actual occurrence and that should not wait until the annual full Component Country Index review due to their importance.  These quarterly index reviews may result in additions and deletions of Component Securities from a Component Country Index and changes in “Foreign Inclusion Factors,” which reflect the free float for foreign investors, and in number of shares.

Additions and deletions to Component Securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the Foreign Inclusion Factor for Component Securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to Foreign Inclusion Factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the Foreign Inclusion Factor as a result of other events of similar nature.

Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.

The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.  Any country may be impacted at the quarterly index review.

The annual full Component Country Index review includes a re-appraisal of the free float-adjusted industry group representation within a country relative to the 85% target, a detailed review of the shareholder information used to estimate free float for Component and non-Component Securities, updating the minimum size guidelines for new and existing Component Securities, as well as changes typically considered for quarterly index reviews.  During a full Component Country Index review, securities may be added or deleted from a Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for Component Securities changes during quarterly index reviews as discussed above.  The results of the annual full Component Country Index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.  Index maintenance of the Component Country Indices is reflected in the MSCI EAFE Index.

Selection of Component Securities and Calculating and Adjusting for Free Float.  The selection of the Component Securities for each Component Country Index is based on the following guidelines:

(i)  Define the universe of listed securities within each country;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a Foreign Inclusion Factor for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s Foreign Inclusion Factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are designed by, and, ultimately, subject to adjustment by, MSCI.

The MSCI EAFE Index is Subject to Currency Exchange Risk.  Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE Index, investors in the PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade.  Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI EAFE Index denominated in each such currency.  The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the MSCI EAFE Index.  Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE Index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE Index, and any negative currency impact on the MSCI EAFE Index may significantly decrease the value of the PLUS.  The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the MSCI EAFE Index, which is converted into U.S. dollars.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI is responsible for the MSCI EAFE Index and the guidelines and policies governing its composition and calculation.  Although judgments, policies and determinations concerning the MSCI EAFE Index are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI EAFE INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI EAFE INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI EAFE INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI EAFE INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI EAFE INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI EAFE INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the Component Securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI EAFE Index.

License Agreement between MSCI and Morgan Stanley.  MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI EAFE Index, which is owned and published by MSCI, in connection with certain securities, including the PLUS.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PLUS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE PLUS, INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the PLUS.

“MSCI EAFE Index®” is a trademark of MSCI and has been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

MSCI Emerging Markets IndexSM

The MSCI Emerging Markets Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

The MSCI Emerging Markets Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

Index Calculation.  The performance of the MSCI Emerging Markets Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) constituting the MSCI indexes for the selected countries (the “Component Country Indices”).  As of June 2006, the MSCI Emerging Markets Index consisted of the following 25 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets.  See “—Maintenance of the MSCI Emerging Markets Index and the Component Country Indices” below.

Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market.  In general, all prices are taken from the main stock exchange in each market.  Closing prices are converted into U.S. dollars on a real time basis and disseminated every 60 seconds during market trading hours.  It is also calculated on an end of day basis.  The MSCI Emerging Markets Index has a base date of December 31, 1987.

Maintenance of the MSCI Emerging Markets Index and the Component Country Indices.  In order to maintain the representativeness of the MSCI Emerging Markets Index, structural changes to the MSCI Emerging Markets Index as a whole may be made by adding or deleting Component Country Indices and the related Component Securities.  Currently, such changes in the MSCI Emerging Markets Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

MSCI may add additional Component Country Indices to the MSCI Emerging Markets Index or subtract one or more of its current Component Country Indices prior to the expiration of the PLUS.

Each Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets.  In maintaining each Component Country Index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI Emerging Markets Index.

MSCI classifies index maintenance in three broad categories.  The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur.  The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events.  The third category consists of full Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events.  They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis.  These changes are reflected in the indices at the time of the event.  All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI Emerging Markets Index at the time of their actual occurrence and that should not wait until the annual full Component Country Index review due to their importance.  These quarterly index reviews may result in additions and deletions of Component Securities from a Component Country Index and changes in “Foreign Inclusion Factors,” which reflect the free float for foreign investors, and in number of shares.

Additions and deletions to Component Securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the Foreign Inclusion Factor for Component Securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to Foreign Inclusion Factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the Foreign Inclusion Factor as a result of other events of similar nature.

Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.

The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.  Any country may be impacted at the quarterly index review.

The annual full Component Country Index review includes a re-appraisal of the free float-adjusted industry group representation within a country relative to the 85% target, a detailed review of the shareholder information used to estimate free float for Component and non-Component Securities, updating the minimum size guidelines for new and existing Component Securities, as well as changes typically considered for quarterly index reviews.  During a full Component Country Index review, securities may be added or deleted from a Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for Component Securities changes during quarterly index reviews as discussed above.  The results of the annual full Component Country Index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.  Index maintenance of the Component Country Indices is reflected in the MSCI Emerging Markets Index.

Selection of Component Securities and Calculating and Adjusting for Free Float.  The selection of the Component Securities for each Component Country Index is based on the following guidelines:

(i)  Define the universe of listed securities within each country;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a Foreign Inclusion Factor for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s Foreign Inclusion Factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are designed by, and, ultimately, subject to adjustment by, MSCI.

The MSCI Emerging Markets Index is Subject to Currency Exchange Risk.  Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI Emerging Markets Index, investors in the PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade.  Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI Emerging Markets Index denominated in each such currency.  The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the MSCI Emerging Markets Index.  Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI Emerging Markets Index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI Emerging Markets Index, and any negative currency impact on the MSCI Emerging Markets Index may significantly decrease the value of the PLUS.  The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the MSCI Emerging Markets Index, which is converted into U.S. dollars.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of ours.  MSCI is responsible for the MSCI Emerging Markets Index and the guidelines and policies governing its composition and calculation.  Although judgments, policies and determinations concerning the MSCI Emerging Markets Index are made solely by MSCI, we, as the parent company of MSCI, are ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI EMERGING MARKETS INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI EMERGING MARKETS INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI EMERGING MARKETS INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI EMERGING MARKETS INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI EMERGING MARKETS INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI EMERGING MARKETS INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the Component Securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI Emerging Markets Index.

License Agreement between MSCI and Morgan Stanley.  MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Emerging Markets Index, which is owned and published by MSCI, in connection with certain securities, including the PLUS.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY

MORGAN STANLEY.  THE PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PLUS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE PLUS, INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the PLUS.

“MSCI Emerging Markets IndexSM” is a trademark of MSCI and has been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

MSCI Europe IndexSM

The MSCI Europe Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

The MSCI Europe Index is intended to provide performance benchmarks for the developed equity markets in Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

MSCI Europe Index Calculation.  The performance of the MSCI Europe Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) constituting the MSCI indexes for the 16 selected countries (the “Component Country Indices”), calculated using the Laspeyres’ concept of a weighted arithmetic average.  Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets.  See “—Maintenance of the MSCI Europe Index and the Component Country Indices” below.

Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market.  In general, all prices are taken from the main stock exchange in each market.  Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 5 p.m. Central Europe Time.  The U.S. dollar value of the MSCI Europe Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the Component Securities.  The MSCI Europe Index was launched on December 31, 1969 at an initial value of 100.

Maintenance of the MSCI Europe Index and the Component Country Indices.  In order to maintain the representativeness of the MSCI Europe Index, structural changes to the MSCI Europe Index as a whole may be made by adding or deleting Component Country Indices and the related Component Securities.  Currently, such changes in the MSCI Europe Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

MSCI may add additional Component Country Indices to the MSCI Europe Index or subtract one or more of its current Component Country Indices prior to the expiration of the PLUS.

Each Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets.  In maintaining each Component Country Index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI Europe Index.

MSCI classifies index maintenance in three broad categories.  The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur.  The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events.  The third category consists of full Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events.  They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis.  These changes are reflected in the indices at the time of the event.  All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI Europe Index at the time of their actual occurrence and that should not wait until the annual full Component Country Index review due to their importance.  These quarterly index reviews may result in additions and deletions of Component Securities from a Component Country Index and changes in “Foreign Inclusion Factors,” which reflect the free float for foreign investors, and in number of shares.

Additions and deletions to Component Securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the Foreign Inclusion Factor for Component Securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to Foreign Inclusion Factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the Foreign Inclusion Factor as a result of other events of similar nature.

Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.

The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.  Any country may be impacted at the quarterly index review.

The annual full Component Country Index review includes a re-appraisal of the free float-adjusted industry group representation within a country relative to the 85% target, a detailed review of the shareholder information used to estimate free float for Component and non-Component Securities, updating the minimum size guidelines for new and existing Component Securities, as well as changes typically considered for quarterly index reviews.  During a full Component Country Index review, securities may be added or deleted from a Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for Component Securities changes during quarterly index reviews as discussed above.  The results of the annual full Component Country Index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.  Index maintenance of the Component Country Indices is reflected in the MSCI Europe Index.

Selection of Component Securities and Calculating and Adjusting for Free Float.  The selection of the Component Securities for each Component Country Index is based on the following guidelines:

(i)  Define the universe of listed securities within each country;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a Foreign Inclusion Factor for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s Foreign Inclusion Factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are designed by, and, ultimately, subject to adjustment by, MSCI.

The MSCI Europe Index is Subject to Currency Exchange Risk.  Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI Europe Index, investors in the PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade.  Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI Europe Index denominated in each such currency.  The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the MSCI Europe Index.  Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI Europe Index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI Europe Index, and any negative currency impact on the MSCI Europe Index may significantly decrease the value of the PLUS.  The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the MSCI Europe Index, which is converted into U.S. dollars.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and Morgan Stanley & Co. Incorporated (“MS & Co.”) is a majority-owned subsidiary of Morgan Stanley.  MSCI designed the MSCI Europe Index and the guidelines and policies governing its composition and calculation.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI EUROPE INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI EUROPE INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI EUROPE INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI EUROPE INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI EUROPE INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI EUROPE INDEX AND THAT, CONSEQUENTLY, MS & CO., AS

CALCULATION AGENT FOR THE PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component stocks of the MSCI Europe Index could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI Europe Index.

License Agreement between MSCI and Morgan Stanley.  MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the MSCI Europe Index in connection with certain securities, including the PLUS.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this prospectus supplement:

THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PLUS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE PLUS, INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI

PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the PLUS.

“MSCI Europe IndexSM” is a trademark of MSCI and has been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

MSCI Japan IndexSM

The MSCI Japan Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

The MSCI Japan Index is intended to reflect the sectoral diversity of the Japanese equity market and to represent Japanese companies that are available to investors worldwide.  Securities listed on the Tokyo, Osaka, Fukuoka, Nagoya, Sapporo, JASDAQ and NASDAQ JP exchanges are eligible for inclusion in the MSCI Japan Index.

Index Calculation.  The MSCI Japan Index is a capitalization-weighted equity index, adjusted for free float, and contains only securities listed on stock exchanges in Japan (as included, the “Component Stocks”).

To construct the MSCI Japan Index, every listed security in the market is identified, and data on its price, outstanding shares, significant owners, free float, and monthly trading volume are collected.  The securities are then organized by industry group, and Component Stocks are selected, targeting 60% coverage of market capitalization.  Selection criteria include: size, long- and short-term volume, cross-ownership and float.  By targeting 60% of each industry group, the MSCI Japan Index is intended to capture 60% of the total country market capitalization while maintaining the overall risk structure of the market.  Once stocks are selected for the MSCI Japan Index, companies with greater than 40% float are included at their full market capitalization weight.  Companies that are added to the MSCI Japan Index with less than 40% float are included at a fraction of their market capitalization in accordance with the MSCI partial inclusion schedule.  This partial inclusion policy facilitates the inclusion of companies with a modest float, while taking into consideration potential limited supply.

The MSCI Japan Index is calculated in Japanese yen on a real time basis and is disseminated every 15 seconds during market trading hours.  The MSCI Japan Index has a base date of December 31, 1969.

Maintenance of the MSCI Japan Index.  In order to maintain the representativeness of the MSCI Japan Index, structural changes to the MSCI Japan Index as a whole may be made by adding or deleting Component Stocks.  Currently, such changes in the MSCI Japan Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  The quarterly index reviews may result in additions and deletions of Component Stocks from the MSCI Japan Index and changes in “inclusion factors” and in number of shares.  Additions and deletions to Component Stocks may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Stocks with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the inclusion factors for Component Stocks may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the inclusion factor as a result of other events of similar nature.  Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.  The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

Selection of Component Stocks and Calculating and Adjusting for Free Float.  The selection of the Component Stocks is based on the following guidelines:

(i)  Define the universe of listed securities;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.  MSCI will then derive an “inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s inclusion factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI is responsible for the MSCI Japan Index and the guidelines and policies governing its composition and calculation.  Although judgments, policies and determinations concerning the MSCI Japan Index are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI JAPAN INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI JAPAN INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI JAPAN INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI JAPAN INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI JAPAN INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI JAPAN INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI Japan Index.

License Agreement between MSCI and Morgan Stanley.  MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Japan Index, which is owned and published by MSCI, in connection with certain securities, including the PLUS.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PLUS OR THE ISSUER,

OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE PLUS, INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the PLUS.

“MSCI Japan IndexSM” is a service mark of MSCI and has been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

MSCI Singapore IndexSM

The MSCI Singapore Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

The index has been calculated since January 1, 1969.  The index is calculated daily in U.S. dollars and published in real time in Singapore dollars, every 15 seconds during market trading hours.

The MSCI Singapore Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Singapore.  The MSCI Singapore Index targets an 85% free float adjusted market representation level within each industry group in Singapore.

Index Calculation.  The MSCI Singapore Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Singapore Index (each such share, the “Component Stock”) on the prior day divided by the free float market capitalization level of each share in the MSCI Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not the denominator.

Maintenance of the MSCI Singapore Index.  In order to maintain the representativeness of the MSCI Singapore Index, structural changes to the MSCI Singapore Index as a whole may be made by adding or deleting Component Stocks.  Currently, such changes in the MSCI Singapore Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  The quarterly index reviews may result in additions and deletions of Component Stocks from the MSCI Singapore Index and changes in “inclusion factors” and in number of shares.  Additions and deletions to Component Stocks may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Stocks with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the inclusion factors for Component Stocks may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the inclusion factor as a result of other events of similar nature.  Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.  The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

Selection of Component Stocks and Calculating and Adjusting for Free Float.  The selection of the Component Stocks is based on the following guidelines:

(i)  Define the universe of listed securities;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.  MSCI will then derive an “inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s inclusion factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI is responsible for the MSCI Singapore Index and the guidelines and policies governing its composition and calculation.  Although judgments, policies and determinations concerning the MSCI Singapore Index are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI SINGAPORE INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI SINGAPORE INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI SINGAPORE INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI SINGAPORE INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI SINGAPORE INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI SINGAPORE INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI Singapore Index.

License Agreement between MSCI and Morgan Stanley. Morgan Stanley has entered into a non-exclusive license agreement with MSCI providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Singapore Index, which is owned and published by MSCI, in connection with certain securities, including the PLUS.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PLUS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE PLUS, INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the PLUS.

“MSCI Singapore IndexSM” is a service mark of MSCI and have been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

MSCI Taiwan IndexSM

The MSCI Taiwan Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

The MSCI Taiwan Index is a free float adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan.

Index Calculation.  The MSCI Taiwan Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index (each such share, the “Component Stock”) on the prior day divided by the free float market capitalization level of each share in the MSCI Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not the denominator.

Maintenance of the MSCI Taiwan Index.  In order to maintain the representativeness of the MSCI Taiwan Index, structural changes to the MSCI Taiwan Index as a whole may be made by adding or deleting Component Stocks.  Currently, such changes in the MSCI Taiwan Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  The quarterly index reviews may result in additions and deletions of Component Stocks from the MSCI Taiwan Index and changes in “inclusion factors” and in number of shares.  Additions and deletions to Component Stocks may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Stocks with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the inclusion factors for Component Stocks may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the inclusion factor as a result of other events of similar nature.  Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.  The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

Selection of Component Stocks and Calculating and Adjusting for Free Float.  The selection of the Component Stocks is based on the following guidelines:

(i)  Define the universe of listed securities;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.  MSCI will then derive an “inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s inclusion factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI is responsible for the MSCI Taiwan Index and the guidelines and policies governing its composition and calculation.  Although judgments, policies and determinations concerning the MSCI Taiwan Index are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI TAIWAN INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI TAIWAN INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI TAIWAN INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI TAIWAN INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI TAIWAN INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI TAIWAN INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI Taiwan Index.

License Agreement between MSCI and Morgan Stanley.  MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Taiwan Index, which is owned and published by MSCI, in connection with certain securities, including the PLUS.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PLUS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE PLUS, INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT,

MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the PLUS.

“MSCI Taiwan IndexSM” is a service mark of MSCI and has been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

MSCI USA IndexSM

The MSCI USA Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

The MSCI USA Index is intended to reflect the sectoral diversity of the United Sates equity market and to represent United States companies that are available to investors worldwide.  Securities listed on the NYSE, AMEX and NASDAQ exchanges are eligible for inclusion in the MSCI USA Index.

Index Calculation.  The MSCI USA Index is a capitalization-weighted equity index, adjusted for free float, and contains only securities listed on stock exchanges in the United States (as included, the “Component Stocks”).

To construct the MSCI USA Index, every security listed on the relevant exchanges is identified, and data on its price, outstanding shares, significant owners, free float, and monthly trading volume are collected.  The securities are then organized by industry group, industry and sub-industry, and Component Stocks are selected from each sub-industry, targeting 85% coverage of market capitalization in each sub-industry.  Selection criteria include: size, long- and short-term volume, cross-ownership and float.  By targeting 85% of each sub industry, the MSCI USA Index is intended to capture 85% of the total country market capitalization while maintaining the overall risk structure of the market.  Once stocks are selected for the MSCI USA Index, companies with greater than 40% float are included at their full market capitalization weight.  Companies that are added to the MSCI USA Index with less than 40% float are included at a fraction of their market capitalization in accordance with the MSCI partial inclusion schedule.  This partial inclusion policy facilitates the inclusion of companies with a modest float, while taking into consideration potential limited supply.

The MSCI USA Index is calculated in US dollars on a real time basis and is disseminated every 15 seconds during market trading hours.  The MSCI USA Index has a base date of December 31, 1969.  As of September 2007, the MSCI USA Index contained approximately 600 constituents.

Maintenance of the MSCI USA Index.  In order to maintain the representativeness of the MSCI USA Index, structural changes to the MSCI USA Index as a whole may be made by adding or deleting Component Stocks.  Currently, such changes in the MSCI USA Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  The quarterly index reviews may result in additions and deletions of Component Stocks from the MSCI USA Index and changes in “inclusion factors” and in number of shares.  Additions and deletions to Component Stocks may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Stocks with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the inclusion factors for Component Stocks may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the inclusion factor as a result of other events of similar nature.  Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.  The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

Selection of Component Stocks and Calculating and Adjusting for Free Float.  The selection of the Component Stocks is based on the following guidelines:

(i)  Define the universe of listed securities;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups, industries and sub-industries under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.  MSCI will then derive an “inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s inclusion factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI designed the MSCI USA Index and the guidelines and policies governing its composition and calculation.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI USA INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI USA INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI USA INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI USA INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI USA INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI USA INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component stocks of the MSCI USA Index could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI USA Index.

License Agreement Between MSCI and MS & Co.  MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the MSCI USA Index in connection with certain securities, including the PLUS.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this prospectus supplement:

THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PLUS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF

THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE PLUS, INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the PLUS.

“MSCI USA IndexSM” is a service mark of MSCI and have been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

MSCI World IndexSM

The MSCI World Index® is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

Index Calculation.  The MSCI World Index is a free float-adjusted market capitalization index that is designed to measure global developed market equity performance.  As of May 2007, upon MSCI’s most recent annual full country index review, the MSCI World Index consisted of the following 23 developed market country indices in North America, Europe and the Asia/Pacific Region (the “Component Country Indices”): Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States.  Each Component Country Index is a sampling of equity securities (the “Component Securities”) across industry groups in such country’s equity markets.  See “—Maintenance of the MSCI World Index and the Component Country Indices” below.

Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market.  In general, all prices are taken from the main stock exchange in each market.  Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 5 p.m. Central Europe Time.  The U.S. dollar value of the MSCI World Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the Component Securities. The MSCI World Index has a base date of December 31, 1969.

Maintenance of the MSCI World Index and the Component Country Indices.  In order to maintain the representativeness of the MSCI World Index, structural changes to the MSCI World Index as a whole may be made by adding or deleting Component Country Indices and the related Component Securities.  Currently, such changes in the MSCI World Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

MSCI may add additional Component Country Indices to the MSCI World Index or subtract one or more of its current Component Country Indices prior to the expiration of the PLUS.

Each Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets.  In maintaining each Component Country Index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI World Index.

MSCI classifies index maintenance in three broad categories.  The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur.  The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events.  The third category consists of full Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events.  They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis.  These changes are reflected in the indices at the time of the event.  All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI World Index at the time of their actual occurrence and that should not wait until the annual full Component Country Index review due to their importance.  These quarterly index reviews may result in additions and deletions of Component Securities from a Component Country Index and changes in “Foreign Inclusion Factors,” which reflect the free float for foreign investors, and in number of shares.

Additions and deletions to Component Securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the Foreign Inclusion Factor for Component Securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to Foreign Inclusion Factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the Foreign Inclusion Factor as a result of other events of similar nature.

Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.

The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.  Any country may be impacted at the quarterly index review.

The annual full Component Country Index review includes a re-appraisal of the free float-adjusted industry group representation within a country relative to the 85% target, a detailed review of the shareholder information used to estimate free float for Component and non-Component Securities, updating the minimum size guidelines for new and existing Component Securities, as well as changes typically considered for quarterly index reviews.  During a full Component Country Index review, securities may be added or deleted from a Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for Component Securities changes during quarterly index reviews as discussed above.  The results of the annual full Component Country Index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.  Index maintenance of the Component Country Indices is reflected in the MSCI World Index.

Selection of Component Securities and Calculating and Adjusting for Free Float.  The selection of the Component Securities for each Component Country Index is based on the following guidelines:

(i)  Define the universe of listed securities within each country;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a Foreign Inclusion Factor for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s Foreign Inclusion Factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are designed by, and, ultimately, subject to adjustment by, MSCI.

The MSCI World Index is Subject to Currency Exchange Risk.  Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI World Index, investors in the PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade.  Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI World Index denominated in each such currency.  The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the MSCI World Index.  Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI World Index will be adversely affected and may reduce or eliminate any Supplemental Redemption Amount.  Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI World Index, and any negative currency impact on the MSCI World Index may significantly decrease the value of the PLUS.  The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the MSCI World Index, which is converted into U.S. dollars.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI is responsible for the MSCI World Index and the guidelines and policies governing its composition and calculation.  Although judgments, policies and determinations concerning the MSCI World Index are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI WORLD INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI WORLD INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI WORLD INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI WORLD INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI WORLD INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI WORLD INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the Component Securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI World Index.

License Agreement Between MSCI and MS & Co.  MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the MSCI World Index in connection with certain securities, including the PLUS.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this prospectus supplement:

THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PLUS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE PLUS, INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the PLUS.

“MSCI World IndexSM” is a service mark of MSCI and have been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

MSCI World Real Estate IndexSM

The MSCI World Real Estate Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

The MSCI World Real Estate Index is a sub-index of the MSCI World Index and represents only securities in the GICS Real Estate Industry Group.  As of June 2007, the World Real Estate Index consisted of 100 component securities.  The base date for calculation of the World Real Estate Index was December 31, 1998.

For more information on index calculation, maintenance standards and the currency exchange risk relating to the MSCI World Real Estate Index, see the discussion regarding the Component Country Indices in “Underlying Indices and Underlying Index Publishers Information—MSCI World Index—Index Calculation,” “—Maintenance of the MSCI World Index and the Component Country Indices,” “—Selection of Component Securities and Calculating and Adjusting for Free Float” and “—The MSCI World Index is Subject to Currency Exchange Risk” in this prospectus supplement, which applies to the MSCI World Real Estate Index as well as the MSCI World Index.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of ours.  MSCI is responsible for the MSCI World Real Estate Index and the guidelines and policies governing its composition and calculation.  Although judgments, policies and determinations concerning the MSCI World Real Estate Index are made solely by MSCI, we, as the parent company of MSCI, are ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI WORLD REAL ESTATE INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI WORLD REAL ESTATE INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI WORLD REAL ESTATE INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI WORLD REAL ESTATE INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI WORLD REAL ESTATE INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI WORLD REAL ESTATE INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the Component Securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI World Real Estate Index.

License Agreement Between MSCI and MS & Co.  MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the MSCI World Real Estate Index in connection with certain securities, including the PLUS.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this prospectus supplement:

THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PLUS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE PLUS, INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT,

MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the PLUS.

“MSCI World Real Estate IndexSM” is a service mark of MSCI and have been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

NASDAQ-100 Index®

The NASDAQ-100 Index® was developed by The Nasdaq Stock Market, Inc., which we refer to as The Nasdaq®.  The NASDAQ-100 Index is determined and calculated by The Nasdaq and was first published in January 1985.

The NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest non-financial companies listed on The NASDAQ Stock Market LLC.  The NASDAQ-100 Index constitutes a broadly diversified segment of the largest securities listed on The NASDAQ Stock Market LLC and includes companies across a variety of major industry groups.  At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market LLC (which may be the official closing price published by The NASDAQ Stock Market LLC), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index value.  The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index reporting purposes.

To be eligible for inclusion in the NASDAQ-100 Index, a security must be traded on the The NASDAQ Stock Market LLC and meet the other eligibility criteria, including the following: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing), the security must be of a non-financial company; only one class of security per issuer is allowed; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an  average daily trading volume of at least 200,000 shares; the security must have “seasoned” on The NASDAQ Stock Market LLC or another recognized market (generally a company is considered to be seasoned by The Nasdaq if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index by market capitalization for the six prior consecutive month ends, then a one-year “seasoning” criteria would apply; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the issuer of the security may not have entered into a definitive agreement or other arrangement which would result in the security no longer being listed on The NASDAQ Stock Market LLC within the next six months.

In addition, to be eligible for continued inclusion in the NASDAQ-100 Index, the following criteria apply: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S.  market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month end. In the event a company does not meet this criterion for two consecutive month ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month.

The securities in the NASDAQ-100 Index are monitored every day by The Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. The Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes.  If the change in total shares outstanding arising from such corporate action is greater than or equal to 5.0%, such change is made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter.  Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.  In either case, the NASDAQ-100 Index share weights for such NASDAQ-100 Index component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in such NASDAQ-100 Index component securities.

Additionally, The Nasdaq may periodically (ordinarily, several times per quarter) replace one or more component securities in the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the criteria for continued inclusion in the NASDAQ-100 Index.

The NASDAQ-100 Index share weights are also subject, in certain cases, to a rebalancing (see “Rebalancing of the NASDAQ-100 Index for Modified Capitalization-Weighted Methodology” below).  Ordinarily, whenever there is a change in the NASDAQ-100 Index share weights or a change in a component security included in the NASDAQ-100 Index, The Nasdaq adjusts the divisor to assure that there is no discontinuity in the value of the NASDAQ-100 Index which might otherwise be caused by such change.

Annual Ranking Review. The NASDAQ-100 Index component securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, the “Annual Ranking Review,” as described below.  Securities listed on The NASDAQ Stock Market LLC which meet the eligibility criteria described above are ranked by market value using closing prices as of the end of October and publicly available total shares outstanding as of the end of November.  NASDAQ-100 Index-eligible securities which are already in the NASDAQ-100 Index and which are in the top 150 eligible securities (based on market value) are retained in the NASDAQ-100 Index provided that such security was ranked in the top 100 eligible securities as of the previous year’s ranking review.  Securities not meeting such criteria are replaced.  The replacement securities chosen are the largest market capitalization NASDAQ-100 Index-eligible securities not currently in the NASDAQ-100 Index.  Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December.  Replacements are made effective after the close of trading on the third Friday in December.  Moreover, if at any time during the year a NASDAQ-100 Index component security is no longer traded on The Nasdaq, or is otherwise determined by The Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index, the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index and meeting the NASDAQ-100 Index eligibility criteria listed above.

Rebalancing of the NASDAQ-100 Index for Modified Capitalization-weighted Methodology.  Effective after the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting.  This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index by a few large stocks); (3) reduce NASDAQ-100 Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index component securities from necessary weight rebalancings.

Under the methodology employed, on a quarterly basis coinciding with The Nasdaq’s quarterly scheduled weight adjustment procedures described above, the NASDAQ-100 Index component securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account such scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index is 1.0%).

Such quarterly examination will result in a NASDAQ-100 Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization NASDAQ-100 Index component security must be less than or equal to 24.0% and (2) the “collective weight” of those NASDAQ-100 Index component securities whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, The Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

If either one or both of these weight distribution requirements are not met upon quarterly review or The Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed in accordance with the following plan.  First, relating to weight distribution requirement (1) above, if the current weight of the single largest NASDAQ-100 Index component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest NASDAQ-100 Index component security to be set to 20.0%.  Second, relating to weight distribution requirement (2) above, for those NASDAQ-100 Index component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner.  In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average NASDAQ-100 Index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the NASDAQ-100 Index component security in the ranking, the less the scale-up of its weight.  This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each NASDAQ-100 Index component security are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September, and December.  Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index.  Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index share weights.  However, The Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the NASDAQ-100 Index components.  In such instances, The Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement between The Nasdaq Stock Market, Inc. and Morgan Stanley.  The Nasdaq and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the NASDAQ-100 Index, which is owned and published by The Nasdaq, in connection with securities, including the PLUS.

The license agreement between The Nasdaq and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by The Nasdaq (including its affiliates) (The Nasdaq, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the PLUS.  The Corporations make no representation or warranty, express or implied, to the holders of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance.  The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the NASDAQ-100®, NASDAQ-100 Index® and Nasdaq® trademarks or service marks and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by The Nasdaq without regard to the Licensee or the PLUS.  The Nasdaq has no obligation to take the needs of the Licensee or the owners of the PLUS into consideration in determining, composing or calculating the NASDAQ-100 Index®.  The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the PLUS.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of The Nasdaq and have been licensed for use by Morgan Stanley.  The PLUS have not been passed on by the Corporations as to their legality or suitability.  The PLUS are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE PLUS.

Nikkei 225 Index

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei, that measures the composite price performance of selected Japanese stocks.  The Nikkei 225 Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries.  Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE.  All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE.  Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.  Nikkei first calculated and published the Nikkei 225 Index in 1970.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities.  These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical machinery, Automobiles, Precision machinery, Telecommunications

•	Financials — Banks, Miscellaneous finance, Securities, Insurance

•	Consumer Goods — Marine products, Food, Retail, Services

•	Materials — Mining, Textiles, Paper & pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous metals, Trading House

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation equipment, Miscellaneous manufacturing, Real estate

•	Transportation and Utilities — Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric power, Gas

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Nikkei Divisor”).  The Nikkei Divisor was initially set at 225 for the date of  May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened.  The Nikkei Divisor is subject to periodic adjustments as set forth below.  Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50.  The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE).  The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index.  Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change.  As a result of such change affecting any Nikkei Underlying Stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Nikkei Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

A Nikkei Underlying Stock may be deleted or added by Nikkei.  Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks:  (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section.  In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei.  Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria.  In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei to be representative of a market may be added to the Nikkei Underlying Stocks.  In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei.

A list of the issuers of the Nikkei Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei.  Nikkei may delete, add or substitute any stock underlying the Nikkei 225 Index.

License Agreement between Nikkei Digital Media, Inc. and Morgan Stanley.  As of the original issue date of any PLUS, we will have received the consent of Nikkei Digital Media, Inc. to use and refer to the Nikkei 225 Index in connection with the PLUS.  Nikkei, the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index.  All rights to the Nikkei 225 Index are owned by Nikkei.  We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index.  In addition, Nikkei has no relationship to us or the PLUS; it does not sponsor, endorse, authorize, sell or promote the PLUS, and has no obligation or liability in connection with the administration, marketing or trading of the PLUS or with the calculation of the return on your investment.

PHLX Housing SectorSM Index

The PHLX Housing SectorSM Index (the “PHLX Housing Index”) was developed by the Philadelphia Stock Exchange, Inc. (the “PHLX”) and is calculated, maintained and published by PHLX.  The PHLX Housing Index is a modified capitalization weighted index composed of twenty companies whose primary lines of business are directly associated with the United States housing construction market (the “PHLX Housing Index Stocks”).  The PHLX Housing Index composition encompasses residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers.  The PHLX Housing Index was set to an initial value of 250 on January 2, 2002. Options commenced trading on the PHLX Housing Index on July 17, 2002.  The PHLX split the level of the PHLX Housing Index in half on February 1, 2006.  Modified capitalization weighting is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of PHLX Housing Index Stocks, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% for the top five or an aggregation of all stocks weighing 5% or more).  This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks without changing the total capitalization of the portfolio.  The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting.  The PHLX Housing Index value calculation is described by the following formula:

Modified Market Capitalization of the PHLX Housing Index
Base Market Divisor

Modified Capitalization Weighting Methodology for the PHLX Housing Index.  PHLX Housing Index securities are first defined as small stocks (current market capitalization less than or equal to 50% of the average market capitalization of all component securities), medium stocks (current market capitalization greater than 50% and less than 150% of the average market capitalization of all component securities), or large stocks (current market capitalization greater than or equal to 150% of the average market capitalization of all component securities).

A determination is then made, based on the current (true) market capitalization if:

1.	Any single component security represents 25% or more of the current market capitalization of the basket; and/or

2.
All component securities that individually represent 5% or more of the total current market capitalization of the basket in aggregate represent 50% or more of the total current market capitalization of the basket.

If 1 is true, then:

3.	The weight of all qualifying component securities is set to 22.5%;

4.	The weight that represents the aggregate difference between the original weight and the new weight of 22.5% for each qualifying component is redistributed as follows:

a)
The weight of any component security that represents less than 1% of the total current market capitalization of the basket is increased to exactly 1%, beginning with the highest weighted, sub 1% component security and continuing until either all component securities are equal to or above 1% or until no excess weight remains to be distributed;

b)
Beginning with the largest small stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.
If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest whole percentage weight and in one half percents increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case the step is repeated for the next higher weighted stock.

If 2 is true after steps 3 and 4, then:

5.	The weight of each qualifying component is proportionally reduced such that the aggregate weight of the qualifying components is exactly 45%, as follows:

a)
For qualifying components 1 through n, (a) the difference between 45% and the aggregate weight of all the qualifying components prior to this reduction and (b) the percent of the total capitalization of the qualifying components that each qualifying component represents, is calculated.  The weight of each qualifying component is reduced by an amount that equals a *b(1-n), except that the proportional reduction shall not cause any component to have a lesser weight than the component security ranked immediately beneath it.  If such a situation should occur, then the next largest component security or securities that would not have otherwise qualified for inclusion in the proportional reduction shall then be included.

6.	The weight that represents the difference between the original aggregate weight and the new weight of 45% for the group of qualifying components is redistributed as follows:

a)
Beginning with the largest small stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.
If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest one half percentage weight and in half percent increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight  remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case this step is repeated for the next higher weighted stock; and

ii.	Excess weight distributed to the smallest stock will increase its weight to no more than that of the adjusted weight of the second smallest stock; and

iii.
If the smallest stock has been increased to the level of the second smallest stock and excess weight remains to be distributed, then beginning with the largest small stock and continuing downward, the weight of each component is increased by half percentage increments until no excess weight remains, subject to the conditions and remedies of (i) above, except that if insufficient excess weight remains to solve the conditions and remedies of paragraph (i) above, than paragraph (iii) is started with the smallest stock whose weight exceeds the next smallest stock by at least one half percent.

New share values will be assigned to each component security by calculating the dollar value of each component security’s new percent weight of the original total current market capitalization of the basket, divided by the last sale price of each respective component security.

This process will be repeated at least semi-annually for implementation at the end of the January and July option expiration if the modified capitalization of a single component or group of components exceed the concentration thresholds stated above as of the last trading day of the previous month, and such rebalancing will be based on actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month.

Adjustments for corporate actions are as follows:

Stock splits – modified share amounts will be adjusted proportionally to the stock price adjustment using the announced split ratio on the effective date of the split.  No divisor change should be necessary except for rounding.

Share changes greater than 5% – due to mergers, acquisitions, or stock repurchase, modified share amounts will be adjusted in proportion to the announced share change.  Divisor changes will be necessary.

Adjustments for stock addition or removal are as follows:

Stock removal – no adjustments to the remaining component modified shares made.  Divisor changes will be necessary.

Stock addition – the modified share weight of a stock addition will be determined in a 4 step process:

•	Determine the relative weight rank of the new component’s true capitalization compared to the true capitalization of the current component list (e.g., 14th out of 25);

•
Assign a modified capitalization to the new component that is midway between the modified capitalization of the two current components that ranked immediately above and below the new component (e.g., midway between the modified cap of numbers 13 and 14);

•	Determine a number of modified shares required to achieve the modified capitalization based on the closing price of the new component on the day immediately prior to its addition; and

•	Divisor changes will be necessary.

In this prospectus supplement, unless the context requires otherwise, references to the PHLX Housing Index will include any successor index and references to PHLX will include any successor to PHLX.

License Agreement between PHLX and MS & Co.  PHLX and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co., and certain of its affiliated and subsidiary companies, in exchange for a fee, of the right to use the PHLX Housing Index, which is owned and published by PHLX, in connection with securities, including the PLUS.

The license agreement between PHLX and MS & Co. provides that the following language must be set forth in this prospectus supplement:

The PHLX Housing Index (trading symbol: HGXSM) and the PLUS are not sponsored, endorsed, sold or promoted by the PHLX.  PHLX makes no representation or warranty, express or implied, to the owners of the PHLX Housing Index or the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PHLX Housing Index or the PLUS particularly or the ability of the PHLX Housing Index to track market performance.  PHLX’s only relationship to licensee is the licensing of certain names and marks and of the PHLX Housing Index, which is determined, composed and calculated by PHLX or its agent(s) without regard to the licensee or the PLUS.  PHLX has no obligation to take the needs of the licensee or the owners of the PHLX Housing Index or the PLUS into consideration in determining, composing or calculating the PHLX Housing Index.  PHLX is not responsible for and has not participated in any determination or calculation made with respect to the issuance or redemption of the PLUS.  PHLX has no obligation or liability in connection with the administration, purchase, sale, marketing, promotion or trading of the PHLX Housing Index or the PLUS.

“PHLX Housing SectorSM” and “HGXSM” are service marks of the PHLX and have been licensed for use by Morgan Stanley & Co. Incorporated and its affiliates.

PHLX Oil Service SectorSM Index

The PHLX Oil Service SectorSM Index (the “PHLX Oil Index”) is a price-weighted index composed of fifteen companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services.  The PHLX Oil Index was set to an initial value of 75 on December 31, 1996 and options commenced trading on the PHLX Oil Index on February 24, 1997.

The PHLX Oil Index is calculated by adding the prices of the component stocks and dividing by the base market divisor, without any regard to capitalization.  Typically, the higher priced and more volatile constituent issues will exert a greater influence over the movement of a price-weighted index.  The PHLX Oil Index value calculation is described by the following formula:

Sum of All Component Prices
Base Market Divisor

To maintain the continuity of the PHLX Oil Index, the divisor is adjusted to reflect non-market changes in the price of the component securities as well as changes in the composition of the PHLX Oil Index.  Changes which may result in divisor adjustments include but are not limited to stock splits, dividends, spin offs, certain rights issuances and mergers and acquisitions.

License Agreement between the PHLX and Morgan Stanley.  PHLX and Morgan Stanley have entered into a non-exclusive license agreement providing license to Morgan Stanley, and certain of its affiliated and subsidiary companies, in exchange for a fee, of the right to use the PHLX Oil Index, which is owned and published by PHLX, in connection with securities.

The license agreement between PHLX and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

PHLX Oil Index (trading symbol: “OSXSM”) and the PLUS are not sponsored, endorsed, sold or promoted by the PHLX.  PHLX makes no representation or warranty, express or implied, to the owners of the PHLX Oil Index or the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PHLX Oil Index or the PLUS particularly or the ability of the PHLX Oil Index to track market performance.  PHLX’s only relationship to the licensee is the licensing of certain names and marks and of the PHLX Oil Index, which is determined, composed and calculated by PHLX or its agent(s) without regard to the licensee.  PHLX has no obligation to take the needs of the licensee or the owners of the PHLX Oil Index or the PLUS into consideration in determining, composing or calculating the PHLX Oil Index.  PHLX is not responsible for and has not participated in any determination or calculation made with respect to the issuance or redemption of the PLUS.  PHLX has no obligation or liability in connection with the administration, purchase, sale, marketing, promotion or trading of the PHLX Oil Index or the PLUS.

“PHLX Oil Service SectorSM Index” and “OSXSM” are service marks of the PHLX, and have been licensed for use by Morgan Stanley.

Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by Frank Russell Company, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Index. The Russell 2000 Index is a sub-group of the Russell 3000 Index.  To be eligible for inclusion in the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on May 31 of a given year and Frank Russell Company must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and, consequently, the Russell 2000 Index.  The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of available shares.  All common stock share classes are combined in determining market capitalization.  If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations.  In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.  Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000 Index.  However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date.  The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index’s Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.  To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index.  In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 2000 Index.  The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 2000 Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 2000 Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 2000 Index.  Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000 Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Frank Russell Company and Morgan Stanley.  Frank Russell Company and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Index, which is owned and published by Frank Russell Company, in connection with securities, including the PLUS.

The license agreement between Frank Russell Company and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by Frank Russell Company.  Frank Russell Company makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same.  Frank Russell Company’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Frank Russell Company as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based.  Frank Russell Company’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Frank Russell Company and of the Russell 2000 Index, which is determined, composed and calculated by Frank Russell Company without regard to Morgan Stanley or the PLUS.  Frank Russell Company is not responsible for and has not reviewed the PLUS nor any associated literature or publications and Frank Russell Company makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index.  Frank Russell Company has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

FRANK RUSSELL COMPANY DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL COMPANY SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  FRANK RUSSELL COMPANY MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN.  FRANK RUSSELL COMPANY MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL COMPANY HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of Frank Russell Company and has been licensed for use by Morgan Stanley.  The PLUS are not sponsored, endorsed, sold or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the PLUS.

S&P 500® Index

The S&P 500® Index was developed by Standard & Poor’s® Corporation, which we refer to as S&P®, and is calculated, maintained and published by S&P.  The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any S&P 500 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 500 Component Stock.  The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 S&P 500 Component Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P 500 Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941-43=10.  In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the S&P 500 Component Stocks by a number called the “S&P 500 Index Divisor.”  By itself, the S&P 500 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index.  The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“S&P 500 Index Maintenance”).

S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require a S&P 500 Index Divisor adjustment.  By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant.  This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index.  All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require S&P 500 Index Divisor adjustments.

The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not a S&P 500 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes

Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Component Stock and consequently of altering the aggregate Market Value of the S&P 500 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Component Stock, a new S&P 500 Index Divisor (“New S&P 500 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500 Divisor

New S&P 500 Divisor	=	Post-Event Market Value
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the PLUS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the S&P 500 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the PLUS.  S&P has no obligation to take our needs or the needs of the owners of the PLUS into consideration in determining, composing or calculating the S&P 500 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN

CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

Energy Select Sector Index

The Energy Select Sector Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products. The Energy Select Sector Index is calculated and published by AMEX and owned by Standard & Poor’s® Corporation, which we refer to as S&P®.  Energy companies in the Energy Select Sector Index develop and produce crude oil and natural gas and provide drilling and other energy related services. The Energy Select Sector Index was established with a value of 250.00 on June 30, 1998.  Each stock in the S&P 500® Index is allocated to only one Select Sector Index, and the combined companies of the nine Select Sector Indices represent all of the companies in the S&P 500® Index.  For a discussion of the S&P 500® Index, see “Underlying Indices and Underlying Index Publishers Information—S&P 500 Index” above.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies of the right to use the Energy Select Sector Index, which is owned by S&P, in connection with the PLUS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the Energy Select Sector Index to track general stock market performance.  S&P’s only relationship to us is the licensing of the Energy Select Sector Index to us, which is determined, composed and calculated by S&P without regard to us or the PLUS.  S&P has no obligation to take our needs or the needs of the owners of the PLUS into consideration in determining, composing or calculating the Energy Select Sector Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE ENERGY SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ENERGY SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE ENERGY SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 100® Index

The S&P 100® Index is calculated, maintained and published by S&P.  The S&P 100 Index is a subset of the S&P 500 Index and comprises 100 leading U.S. stocks with exchange-listed options.  Constituents of the S&P 100  Index are selected for sector balance.  The calculation of the value of the S&P 100 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 100 companies (the “S&P 100 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 100 similar companies during the base period.  The “Market Value” of any S&P 100 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 100 Component Stock.

The S&P 100 Index was originally developed by the Chicago Board Options Exchange (CBOE), which later transferred the S&P 100 Index to S&P for management.  S&P’s U.S. Index Committee, which oversees the S&P 500 Index and other S&P equity indices, maintains the S&P 100 Index.  Because the S&P 100 Index is derived from the S&P 500 Index, the S&P 100 Index stocks are also subject to the published S&P 500 criteria for additions and deletions.  In addition, only companies included in the S&P 500 Index are eligible for inclusion in the S&P 100 Index.  All stocks added to the S&P 100 Index must maintain exchange-listed options.  Stocks included in the S&P 100 Index must also meet the S&P U.S. Index Committee’s guidelines for sector representation.  The sector composition of the S&P 100 Index has remained comparable to the sector composition of the S&P 500 Index.  The S&P U.S. Index Committee may remove a company from the S&P 100 Index if the company does not meet the inclusion qualifications or if the index becomes unbalanced in its sector representation.  The S&P U.S. Index Committee may also remove any company that violates any of the S&P 500 criteria.

The S&P 100 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 100 Index is calculated using a base-weighted aggregate methodology where the level of the S&P 100 Index reflects the total Market Value of all 100 S&P 100 Component Stocks relative to the S&P 100 Index’s base period.

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The daily calculation of the S&P 100 Index is computed by dividing the total Market Value of the S&P 100 Component Stocks by a number called the “S&P 100 Index Divisor.”  By itself, the S&P 100 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 100 Index, it is the only link to the original base period value of the S&P 100 Index.  The S&P 100 Index Divisor keeps the S&P 100 Index comparable over time and is the manipulation point for all adjustments to the S&P 100 Index (“S&P 100 Index Maintenance”).

S&P 100 Index Maintenance includes monitoring and completing adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock-price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 100 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 100 Index require a S&P 100 Index Divisor adjustment.  By adjusting the S&P 100 Index Divisor for the change in total Market Value, the value of the S&P 100 Index remains constant.  This helps maintain the value of the S&P 100 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 100 Index does not reflect the corporate actions of individual companies in the S&P 100 Index.  All S&P 100 Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P 100 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 100 Index and do not require S&P 100 Index Divisor adjustments.

The table below summarizes the types of S&P 100 Index maintenance adjustments and indicates whether or not a S&P 100 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 100 Index Divisor of the S&P 100 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 100 Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 100 Index Divisor has the effect of altering the Market Value of the S&P 100 Component Stock and consequently of altering the aggregate Market Value of the S&P 100 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 100 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 100 Component Stock, a new S&P 100 Index Divisor (“New S&P 100 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 100 Divisor

New S&P 100 Divisor	=	Post-Event Market Value
Pre-Event Index Value

A large part of the S&P 100 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 100 Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 100 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 100 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 100 Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 100 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 100 Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 100 Index, which is owned and published by S&P, in connection with securities, including the PLUS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the S&P 100 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 100 Index, which is determined, composed and calculated by S&P without regard to us or the PLUS.  S&P has no obligation to take our needs or the needs of the owners of the PLUS into consideration in determining, composing or calculating the S&P 100 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 100®,” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P 400® (Midcap) Index

The S&P 400® (Midcap) Index, which we refer to as the S&P MidCap Index, is published by S&P and is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1 billion to $4 billion. The calculation of the value of the S&P MidCap Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies (the “S&P Midcap Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 similar companies during the base period of June 28, 1991. The “Market Value” of any S&P Midcap Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P Midcap Component Stock. S&P chooses companies for inclusion in the S&P MidCap Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

The S&P MidCap Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P MidCap Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap Index reflects the total Market Value of all 400 S&P Midcap Component Stocks relative to the S&P MidCap Index’s base period of June 28, 1991 (the “Base Period”). An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P Midcap Component Stocks during the Base Period has been set equal to an indexed value of 100. This is often indicated by the notation June 28, 1991=100. In practice, the daily calculation of the S&P MidCap Index is computed by dividing the total Market Value of the S&P Midcap Component Stocks by a number called the “S&P MidCap Index Divisor.” By itself, the S&P MidCap Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P MidCap Index, it is the only link to the original base period value of the S&P MidCap Index. The S&P MidCap Index Divisor keeps the S&P MidCap Index comparable over time and is the manipulation point for all adjustments to the S&P MidCap Index (“S&P MidCap Index Maintenance”). S&P MidCap Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P MidCap Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P MidCap Index require a S&P MidCap Index Divisor adjustment. By adjusting the S&P MidCap Index Divisor for the change in total Market Value, the value of the S&P MidCap Index remains constant. This helps maintain the value of the S&P MidCap Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap Index does not reflect the corporate actions of individual companies in the S&P MidCap Index. All S&P MidCap Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P MidCap Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap Index and do not require S&P MidCap Index Divisor adjustments.

The table below summarizes the types of S&P MidCap Index maintenance adjustments and indicates whether or not a S&P MidCap Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights offering	Price of parent company minus Price of Rights Right Ratio	Yes

Spin-Off	Price of parent company minus Price of Spinoff Co. Share Exchange Ratio	Yes

Stock splits and stock dividends do not affect the S&P MidCap Index Divisor of the S&P MidCap Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Midcap Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P MidCap Index Divisor has the effect of altering the Market Value of the S&P Midcap Component Stock and consequently of altering the aggregate Market Value of the S&P Midcap Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P MidCap Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P Midcap Component Stock, a new S&P MidCap Index Divisor (“New S&P MidCap Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New S&P MidCap Divisor

New S&P MidCap Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P MidCap Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap Index companies. Four times a year, on a Friday near the end of each calendar quarter, the share totals of companies in the S&P MidCap Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P MidCap Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P MidCap Index. In addition, any changes over 5% in the current common shares outstanding for the S&P MidCap Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P MidCap Index Divisor.

License Agreement between Standard & Poor’s Corporation and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P MidCap Index, which is owned and published by S&P, in connection with securities, including the PLUS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the S&P MidCap Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P MidCap Index, which is determined, composed and calculated by S&P without regard to us or the PLUS. S&P has no obligation to take our needs or the needs of holders of the PLUS into consideration in determining, composing or calculating the S&P MidCap Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 400®,” “Standard & Poor’s MidCap 400® Index” and “S&P MidCap Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P/ASX 200 Index

The S&P/ASX 200 Index is Australia’s large capitalization tradeable equity index and Australia’s institutional benchmark.  The S&P/ASX 200 Index was introduced in April 2000 and is maintained by the S&P Australian Index Committee (the “ASX Committee”), a team of representatives from both S&P and the Australian Stock Exchange.

Composition and Maintenance.  The S&P/ASX 200 Index is composed of the S&P/ASX 100 Index stocks plus an additional 100 stocks selected by the ASX Committee.  As of July 2007, the S&P/ASX 200 represented approximately 80% of the total market capitalization of the Australian market.  The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard (GICS®)SM, which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios.  It also enables meaningful comparisons of sectors and industries across regions.  Sector indices are available for the S&P/ASX 200 Index.

The ASX Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity. Both market capitalization and liquidity are assessed using the previous six months’ worth of data.  Quarterly review changes take effect on the third Friday of December, March, June and September.  The weighting of constituents in the S&P/ASX 200 Index is determined by the free float assigned to each stock by the ASX Committee.  Each index constituent’s free float is reviewed as part of the March quarterly review.

Only stocks listed on the Australian Stock Exchange (“ASX”) are considered for inclusion in the S&P/ASX 200 Index. Stocks are assessed based on the average of their previous six-month day-end free float adjusted market capitalization.  Only stocks that are actively and regularly traded are considered for inclusion in the S&P/ASX 200 Index.  A stock’s liquidity is measured relative to its size peers.  A minimum free float threshold of 30% exists for a stock to warrant inclusion in the S&P/ASX 200 Index.

Index Calculation.  The S&P/ASX 200 Index has a base value of 3000.  Calculation for the S&P/ASX 200 Index is based on stock prices taken from the ASX.  The official daily index closing values for price and accumulation indices, are calculated after the market closes and are based on the last traded price for each constituent.

Global Industry Classification Standard (GICS)SM and GICSSM are service marks of Standard and Poor’s and Morgan Stanley Capital International Inc.; and GICS® is a trademark of Standard & Poor’s and Morgan Stanley Capital International Inc.

License Agreement between S&P and Morgan Stanley. S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P/ASX 200 Index in connection with securities, including the PLUS.  The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the S&P/ASX 200 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P/ASX 200 Index, which is determined, composed and calculated without regard to us or the PLUS. S&P has no obligation to take our needs or the needs of holders of the PLUS into consideration in determining, composing or calculating the S&P/ASX 200 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT

SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®” and “S&P/ASX 200®,” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P Latin America 40® Index

The S&P Latin America 40 Index (the “Latin America Index”) The Latin America Index is intended to be a measure of the Latin American economy. Its 40 constituents capture approximately 70% of the total market capitalization of four major Latin American markets: Argentina, Brazil, Chile and Mexico. Prices for the Latin America Index are collected in local currencies and index values are released in U.S. dollars.  The Latin America Index was developed by Standard & Poor’s® Corporation, which we refer to as S&P®, and is calculated, maintained and published by S&P.  The Latin America Index is maintained by the S&P Index Committee.

The Latin America Index includes the stocks that are among the largest in terms of market capitalization from companies located in Argentina, Brazil, Chile and Mexico (the “Component Stocks”). A stock’s domicile is determined based on criteria that include headquarters of the company, registration, listing of the stock, place of operations, and residence of the senior officers. A stock’s weight in the Latin America Index is determined by the float-adjusted market capital of the stock.  An investable weight factor (“IWF”) is applied to each constituent’s share count used for index calculation. The IWF reduces shares outstanding for government-owned shares, strategically held shares, and shares restricted from foreign ownership.

All common and preferred shares (of an equity and not a fixed income nature) are eligible for inclusion in the Latin America Index. Convertible stock, bonds, warrants, rights and preferred stock that provide a guaranteed fixed return are not eligible.

To identify stocks for possible addition, the following factors are considered:

•	Value and volume traded: Liquidity measures of possible additions are considered to ensure that the Latin America Index remains investable.

•
Sector representation:  The Latin America Index’s sector composition is compared to that of the entire equity universe. Companies may be added to bring the Latin America Index in line with the equity universe.

•	Country representation: Companies may be added so the Latin America Index country weights reflect to those of the equity universe.

Privatizations and other extraordinary circumstances may require a company to be immediately added to the Latin America Index. Companies may be removed from the Latin America Index because of bankruptcy or major restructuring such as mergers and acquisitions. A company may also be removed if it is no longer representative of the market or its industry.

The daily calculation of the Latin America Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.”  The “Market Value” of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock.  By itself, the Index Divisor is an arbitrary number.  However, in the context of the calculation of the Latin America Index, it is the only link to the original base value of the Latin America Index.  The Index Divisor keeps the Latin America Index comparable over time and is the manipulation point for all adjustments to the Latin America Index (“Index Maintenance”).  Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

The Latin America Index is rebalanced quarterly to reflect changes in shares outstanding due to share issuances, buybacks, and other corporate actions. Share and IWF changes greater than 5% are made at the time of change.

Changes in the Latin America Index value reflect changes in the total market capitalization of the Latin America Index that are caused by price movements in the market.  They do not reflect changes in the market capitalization of the index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers or acquisitions.

To prevent the value of the Latin America Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the Latin America Index require an Index Divisor adjustment.  By adjusting the Latin America Index Divisor for the change in total Market Value, the value of the Latin America Index remains constant.  This helps maintain the value of the Latin America Index as an accurate barometer of stock market performance and ensures that the movement of the Latin America Index does not reflect the corporate actions of individual companies in the Latin America Index.  All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the Latin America Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Latin America Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio
Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the Index Divisor of the Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Market Value
Pre-Event Index Value

A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the Index.  In addition, any changes over 5% in the current common shares outstanding for the Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Latin America Index, which is owned and published by S&P, in connection with securities, including the PLUS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the Latin America Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the Latin America Index, which is determined, composed and calculated by S&P without regard to us or the PLUS.  S&P has no obligation to take our needs or the needs of the owners of the PLUS into consideration in determining, composing or calculating the Latin America Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P Latin America 40®” and “S&P Latin America 40 Index®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

SEVENS Index

The SEVENS Index is a proprietary index and the exclusive property of UBS AG.  The SEVENS Index is calculated and published daily by S&P.  The SEVENS Index is structured to reflect a trading strategy based on the historical seasonal return pattern in the S&P 500 Index. Past performance of the SEVENS Index or of the S&P 500 Index is not an indication of future results.

The SEVENS Index provides leveraged exposure to the S&P 500 Index during the period from October 1 through April 30 of each year. On each trading day during this period, the Index will increase or decrease by 2% for every 1% change in the level of the S&P 500 Index, less a financing fee.  The financing fee is the product of (i) the SEVENS Index closing level on the immediately preceding September 30, (ii) the 7-Month U.S. dollar LIBOR rate set on October 1 plus a spread of 75 basis points and (iii) number of days elapsed since the last trading day divided by 360. The SEVENS Index will have a lower return than the S&P 500 Index during the period from October 1 through April 30, unless the S&P 500 Index increases during this period by more than the 7-Month U.S. dollar LIBOR based financing fee.

The SEVENS Index provides no exposure to the S&P 500 Index during the period from May 1 through September 30 of each year. Instead, on each day during this period, the SEVENS Index will be increased by the daily accrual on the closing level of the SEVENS Index on April 30 at the per annum rate equal to the 5-Month U.S. dollar LIBOR set on each May 1.

Publication of the SEVENS Index began on September 30, 2004, at which time the Index level was initially set at 100. S&P has retrospectively calculated hypothetical index levels as though the Index existed for the period from December 31, 1986 (the inception date of the S&P 500 Total Return Index) to September 30, 2004 using the same methodology as is currently employed, with historic data on the S&P 500 Index provided by S&P, and with the following assumption with respect to the 5-Month and 7-Month U.S. dollar LIBOR rates to address the fact that the 5-Month and 7-Month U.S. dollar LIBOR rates were not reported prior to November 1, 1989 and January 1, 1995, respectively:

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The 5-Month U.S. dollar LIBOR rates, for the period from December 31, 1986 to November 30, 1989, are interpolated linearly from the 3-Month and 6-Month U.S. dollar LIBOR rates. Beginning December 1, 1989 and onward, the 5-Month U.S. dollar LIBOR rates are determined from the actual rates as reported on Bloomberg page “BBAM.”

•
The 7-Month U.S. dollar LIBOR rates, for the period from December 31, 1986 to January 31, 1995, are interpolated linearly from the 6-Month and 12-Month U.S. dollar LIBOR rates. Beginning February 1, 1995 and onward, the 7-Month U.S. dollar LIBOR rates are determined from actual rates as reported on Bloomberg page “BBAM.”

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Neither UBS AG nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the SEVENS Index or any successor index.

Computation of the SEVENS Index.  The level of the SEVENS Index on any business day is calculated and published by S&P and displayed by Bloomberg under the ticker symbol “SVNS”.  You can obtain the level of the SEVENS Index on the Bloomberg website at http://www.bloomberg. com/apps/quote?ticker=svns:ind.  S&P generally calculates and publishes the level of the SEVENS Index at the end of each day on which it calculates and publishes the S&P 500 Index.

S&P calculates the level of the SEVENS Index as follows:

During the period from and including October 1 through and including April 30:

The 7-Month U.S. dollar LIBOR rate would be determined as of October 1 and “n” is the number of calendar days elapsed from October 1.

During the period from and including May 1 through and including September 30:

The 5-Month U.S. dollar LIBOR rate would be determined on May 1 and “n” is the number of calendar days elapsed from May 1.

“U.S. dollar LIBOR rate” means, the offered rate (British Banker Association) for deposits in U.S. dollars for a period of the respective reference period in months, commencing on such determination date, as reported on Bloomberg page “BBAM,” option “official BBA LIBOR fixings” (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks) as of 11:00 a.m. London time on such determination date.  If the U.S. dollar LIBOR rate cannot be determined on any determination date as described above, the U.S. dollar LIBOR rate will be the rate as reported on the immediately preceding business day.

License Agreement among UBS AG, S&P and Morgan Stanley.  As of the original issue date of the PLUS, we will have received the consent of UBS AG and S&P to use and refer to the SEVENS Index in connection with the PLUS.

StyleSelect Indices

The StyleSelect Indices are custom indices modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI, a majority-owned subsidiary of Morgan Stanley.  MSCI applies Morgan Stanley’s quantitative model to the StyleSelect underlying indices to calculate the StyleSelect Indices.  A StyleSelect Index consists of particular stocks selected from the component stocks of the applicable StyleSelect underlying index through an objective quantitative selection process developed by MS & Co. that is intended to identify companies that combine strong growth and value characteristics using the pre-defined set of financial criteria described below.  The following chart illustrates the StyleSelect Index selection process:

Source:  MS & Co.’s Quantitative and Derivative Strategies Group MSCI Group, MSCI.

For more information regarding the StyleSelect underlying indices, please see the appropriate underlying index disclosure in the relevant section under “Underlying Indices and Underlying Index Publishers Information” of this prospectus supplement or the applicable pricing supplement, as applicable.

The StyleSelect Indices are rebalanced quarterly based upon changes in the growth and value characteristics of current component stocks in each such StyleSelect Index and potential additional component stocks to be selected from the applicable StyleSelect underlying index, as determined by the quantitative selection process and upon changes in the overall composition of such StyleSelect underlying index.  The StyleSelect Indices are calculated and published daily by MSCI.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley.”

Index Selection – Value Characteristics and Growth Characteristics.

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score”, which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies incorporated and primarily listed, subject to certain limited exceptions, in the same country.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the applicable StyleSelect underlying index that are incorporated in the same country as that company to calculate how statistically close the company is to the average company in that country for that particular financial measure.  These country-specific financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with higher Aggregate Value Z-Scores are generally selected for inclusion in the StyleSelect Indices over stocks with lower Aggregate Value Z-Scores.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

– Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

– Current internal growth rate

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

– Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

– Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with higher Aggregate Growth Z-Scores are generally selected for inclusion in the StyleSelect Indices over stocks with lower Aggregate Growth Z-Scores.

Original Selection of Component Stocks of the StyleSelect Indices.

1.       Quantitative Filter – The component stocks of a StyleSelect underlying index were selected for initial inclusion in the applicable StyleSelect Index if both their Aggregate Value Z-Scores and Aggregate Growth Z-Scores were within certain specified upper and lower value limits.  The quantitative parameters, which acted as a fixed zone for filtering candidate stocks, was designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that advantageously combined value and growth characteristics.

2.       Industry Sector Representation – After determining the stocks that met the quantitative parameters above, the selection process ensured that the StyleSelect Indices contained at least three stocks from each industry sector in the applicable StyleSelect underlying index.  If an industry sector contained less than three stocks meeting the quantitative parameters, the StyleSelect Indices included stocks that failed to meet these parameters in the order of highest Aggregate Value Z-Score within each industry sector until the minimum of three stocks per industry sector was satisfied.  The StyleSelect Indices apply this industry sector representation in its quarterly rebalancing described below.

3.       Sector Weight – The StyleSelect Indices were designed to approximately match the industry sector weights of the applicable StyleSelect underlying index, including adjustments, if applicable, to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in a particular country.  Accordingly, the weights of all component stocks of a StyleSelect Index in a particular sector were increased or decreased proportionately until the sector weights of such StyleSelect Index matched those of the applicable StyleSelect underlying index.  The StyleSelect Indices apply this sector weighting methodology to its quarterly rebalancing described below.

4.       10/40 Concentration Constraints in UCITS III – A StyleSelect Index takes into consideration the 10% and 40% concentration constraints of the Undertakings for Collective Investment in Transferable Securities III Directive (“UCITS III”), which are a set of European Union regulations designed to regulate the management of investment funds.  Under the 10% and 40% concentration constraints, the weight given to securities of any single issuer cannot exceed 10% of the total assets of an investment fund and the sum of the weights of all issuers representing more than 5% of the assets of an investment fund cannot collectively exceed 40% of the total assets of such investment fund.  The relevant StyleSelect Index would be designed and maintained to comply with these 10% and 40% concentration constraints.

Maintenance of the StyleSelect Index.  The StyleSelect Indices are rebalanced quarterly (i) to maintain a specified level of value and growth characteristics in the component stocks of each StyleSelect Index by reflecting changes in the Aggregate Value Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the applicable StyleSelect underlying index from which the relevant StyleSelect Index component stocks are selected.  This quarterly review process is designed to ensure that each StyleSelect Index continues to be an accurate reflection of stocks that combine growth and value characteristics in the evolving equity markets that the applicable StyleSelect underlying index aims to reflect.

1.       Rebalancing due to Z-Scores.

A.       Quantitative Stock Selection – At the quarterly rebalancing, which occur each February, May, August and November, Z-Scores are used to identify component stocks of each StyleSelect underlying index that could potentially be added to or removed from the relevant StyleSelect Index on the basis of objective quantitative criteria that differs from those used for the original selection of stocks for such StyleSelect Index in that higher Z-Scores are necessary to add a stock to such StyleSelect Index compared to the original selection criteria, while component stocks of such StyleSelect Index will remain in such StyleSelect Index unless they go below the specified removal thresholds, which are lower than the original minimum Z-Score requirements.  These rebalancing thresholds are designed to help control turnover in the component stocks in an effort to maintain continuity and historical comparability of the StyleSelect Indices.

B.       Industry Sector Representation – After identifying stocks that meet the quantitative stock selection thresholds above, the industry sector representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect Indices,” is applied so that at least three stocks from each industry sector are included in the StyleSelect Indices.

If the minimum of three stocks per sector cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the applicable StyleSelect underlying index, no action is taken until the next regularly scheduled quarterly rebalancing.

C.       Sector Weight – At each quarterly rebalancing, the sector weighting methodology as described under “—Original Selection of Component Stocks of the StyleSelect Indices” is applied to approximate the sector weights of the StyleSelect underlying indices.  Because the weights of all component stocks of a StyleSelect Index in a particular sector are increased or decreased proportionately until the sector weights of such StyleSelect Index match those of the applicable StyleSelect underlying index, the weights of the individual component stocks of such StyleSelect Index from a particular sector could differ from the weights of those stocks in the applicable StyleSelect underlying index.

D.       10/40 Concentration Constraints in UCITS III – To take into account the 10% and 40% concentration constraints of UCITS III, which are described under “—Original Selection of Component Stocks of the StyleSelect Indices,” a StyleSelect Index is adjusted as necessary if such StyleSelect Index would have otherwise breached these concentration constraints due to the addition or removal of a stock or as a result of corporate events or the stock price performance of the component stocks.  These adjustments may cause the sector weights of such StyleSelect Index to diverge from the sector weights of the applicable StyleSelect underlying index.

2.       Rebalancing of the StyleSelect Indices due to ongoing maintenance of the StyleSelect underlying indices.

Annual and Quarterly StyleSelect Underlying Index Reviews – Each year, the StyleSelect underlying indices complete an annual index review and three quarterly index reviews of the composition of component stocks in such StyleSelect underlying indices and any changes to such StyleSelect underlying indices take effect as of the close of the last business day of February, May, August, and November.  Because the component stocks of a StyleSelect Index are selected only from the applicable StyleSelect underlying index, such StyleSelect Index reflects the relevant changes in the composition of the applicable StyleSelect underlying index.  A stock removed from the applicable StyleSelect underlying index is also removed from the StyleSelect Index on the same day that the stock is removed from such StyleSelect underlying index.  A stock newly added to the applicable StyleSelect underlying index is not considered for addition to the StyleSelect Index until the next StyleSelect Index quarterly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect Index’s quantitative criteria.

Ongoing Event-Related Changes to the StyleSelect Underlying Indices – In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the StyleSelect underlying indices on a periodic basis to take into account certain corporate events, such as mergers and acquisitions.  The same changes implemented in the StyleSelect underlying indices are reflected in the StyleSelect Indices at the time of such event through price adjustments of the affected stocks or otherwise, and all changes to the StyleSelect underlying indices resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

Currency and Hedging.  A StyleSelect Index may be calculated, as specified in the applicable pricing supplement, by using the closing prices of the component stocks of such StyleSelect Index as converted into a specified base currency, and currency exposures may not be hedged.  In such event, the StyleSelect Index calculated in local currencies would be exposed to currency exchange rate fluctuations between the relevant local currencies and the specified base currency.  Because the closing prices of the component stocks denominated in local currencies are converted into the specified base currency for purposes of calculating the value of the StyleSelect Index, investors in the PLUS will be exposed to currency exchange rate risk between the specified base currency and the local currencies in which the component stocks trade.  Exposure to currency changes will depend on the extent to which such local currencies strengthen or weaken against the specified base currency and the relative weight of the component stocks denominated in such local currencies in the StyleSelect Index.  The devaluation of the specified base currency against the local currencies will result in an increase in the value of the StyleSelect Index, in the absence of other factors affecting the value of the StyleSelect Index.  Conversely, if the specified base currency strengthens against these currencies, the value of the StyleSelect Index will be adversely affected and may reduce or eliminate any return on your investment.  If currency exchange risk is applicable, fluctuations in currency exchange rates can have a continuing impact on the value of a StyleSelect Index, and any negative currency impact on such StyleSelect Index may significantly decrease the value of the PLUS.  Accordingly, if applicable, the return on a StyleSelect Index calculated in the specified base currency can be significantly different from the return on such index calculated in local currencies.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI designed the StyleSelect underlying indices and the guidelines and policies governing its composition and calculation.  MS & Co.’s Quantitative Derivative Strategies group designed the methodology for calculating the StyleSelect Indices.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE STYLESELECT UNDERLYING INDICES.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT STOCKS COMPOSING THE STYLESELECT UNDERLYING INDICES AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT STOCKS ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE STYLESELECT UNDERLYING INDICES AND THE STYLESELECT INDICES.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE STYLESELECT UNDERLYING INDICES COULD ALSO AFFECT THE VALUE OF THE STYLESELECT UNDERLYING INDICES AND THE STYLESELECT INDICES.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE STYLESELECT UNDERLYING INDICES OR THE STYLESELECT INDICES AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT SUCCESSOR OR SUBSTITUTE INDICES FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component stocks of the StyleSelect Index or the StyleSelect underlying index could lead to actions on the part of such underlying issuers which might adversely affect the value of the StyleSelect Index or the StyleSelect underlying index.

The information contained in this prospectus supplement or the applicable pricing supplement regarding the StyleSelect underlying index reflects the policies of, and is subject to change by, MSCI.  MSCI has no obligation to continue to calculate or publish, and may discontinue calculation or publication of, the StyleSelect Index or the StyleSelect underlying index.

License Agreement between MSCI and MS & Co.  MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the StyleSelect Index and the StyleSelect underlying index in connection with certain securities, including the PLUS.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this prospectus supplement:

THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PLUS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE PLUS, INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the PLUS.

The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

StyleSelect USA Index

The StyleSelect USA Index is a custom index modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI, a majority-owned subsidiary of Morgan Stanley.  MSCI applies MS & Co.’s quantitative model to the MSCI USA Index to calculate the StyleSelect USA Index.

The StyleSelect USA Index consists of particular stocks selected from the component stocks of the MSCI USA Index through an objective quantitative selection process developed by MS & Co. that is intended to identify US companies that combine strong growth OR value characteristics using the pre-defined set of financial criteria described below.  The following chart illustrates the StyleSelect USA Index selection process:

The MSCI USA Index, from which stocks included in the StyleSelect USA Index are selected, is intended to provide performance benchmarks for the equity markets in the United States of America.  The MSCI USA Index is a free float-adjusted market capitalization index, which adjusts the weighting of each stock in the index to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in the USA.  The StyleSelect USA Index uses the same free-float adjusted market capitalization methodology as the MSCI USA Index.  For more information regarding the MSCI USA Index generally and the methodology for calculating free float-adjusted market capitalization, please see above “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index,” “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Index Calculation” and “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Selection of Component Stocks and Calculating and Adjusting for Free Float,” respectively.  The StyleSelect USA Index is a price return index, which measures only the market stock price performance of its component stocks (and excludes dividends on the component stocks).

The StyleSelect USA Index was first published on June 8, 2007 with the base date of July 3, 2003 and a base value of 1,000 and is rebalanced monthly based upon changes in the growth and value characteristics of current component stocks in the StyleSelect USA Index and potential additional component stocks to be selected from the MSCI USA Index, as determined by the quantitative selection process and upon changes in the overall composition of the MSCI USA Index.  Both the StyleSelect USA Index and the MSCI USA Index are calculated and published daily by MSCI.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

Index Selection – Value Characteristics and Growth Characteristics

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score,” which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies in the MSCI USA Index.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the MSCI USA Index to calculate how statistically close the company is to the average company in the MSCI USA Index for that particular financial measure.  These financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with Aggregate Value Z-Scores above a certain level are included in the StyleSelect USA Index.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

–  Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

–  Current internal growth rate

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

–  Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

–  Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with Aggregate Growth Z-Scores above a certain level are included in the StyleSelect USA Index.

Original Selection of Component Stocks of the StyleSelect USA Index

1.       Quantitative Filter – The component stocks of the MSCI USA Index were included in the StyleSelect USA Index if their Aggregate Value Z-Scores OR their Aggregate Growth Z-Scores were above certain specified lower value limits.  The quantitative parameters, which acted as a fixed zone for excluding certain candidate stocks, was designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that demonstrated advantageous value or growth characteristics.

2.       Industry Group Representation – After eliminating the stocks that did not meet the quantitative parameters above, the selection process ensured that the StyleSelect USA Index contained at least one stock from each Industry Group, as defined by the MSCI and S&P Global Industry Classification Standard (GICS) in the MSCI USA Index.  If an Industry Group contained less than one stock meeting the quantitative parameters, the StyleSelect USA Index included stocks that failed to meet either the value or growth parameters in the order of highest Aggregate Value Z-Score within each Industry Group until the minimum of one stock per Industry Group was satisfied.  The StyleSelect USA Index applies this Industry Group representation in its monthly rebalancing described below.

3.       Industry Group Weightings – The StyleSelect USA Index was designed to approximately match the Industry Group weights of the MSCI USA Index, including the adjustments to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in the United States as described in “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Index Calculation” and “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Selection of Component Stocks and Calculating and Adjusting for Free Float.”  Accordingly, the weights of all component stocks of the StyleSelect USA Index in a particular Industry Group were increased or decreased by an equal amount until the Industry Group weights of the StyleSelect USA Index matched those of the MSCI USA Index.  The StyleSelect USA Index applies this Industry Group weighting methodology to its monthly rebalancing described below.

Maintenance of the StyleSelect USA Index

The StyleSelect USA Index is rebalanced monthly (i) to maintain a specified level of value and growth characteristics in the component stocks of the StyleSelect USA Index by reflecting changes in the Aggregate Value

Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the MSCI USA Index from which the StyleSelect USA Index component stocks are selected.  This review process is designed to ensure that the StyleSelect USA Index continues to be an accurate reflection of the evolving equity markets in the USA for stocks that combine growth and value characteristics.

1.       Rebalancing due to Z-Scores.

A.       Quantitative Stock Selection – On the first business day of each month following the publication of the previous month’s Z-Scores, component stocks of the MSCI USA Index are identified whose Growth or Value Z-Scores exceed the respective minimum thresholds for inclusion in the StyleSelect USA Index.

B.       Industry Group Representation – After identifying stocks that meet the quantitative stock selection thresholds above, the Industry Group representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect USA Index,” is applied so that at least one stock from each Industry Group is included in the StyleSelect USA Index.

If the minimum of one stock per Industry Group cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the MSCI USA Index, no action is taken until the next regularly scheduled monthly rebalancing.

C.       Constraining Factors and Excess Equal Weightings – Once any additions or deletions to the StyleSelect USA Index have been determined, Constraining Factors are re-calculated for the resulting securities in order to achieve neutrality of Industry Group weights and Excess Equal Weighting of securities within their respective Industry Group as compared to the MSCI USA Index.

2.       Rebalancing of the StyleSelect USA Index due to ongoing maintenance of the MSCI USA Index.

Annual and Quarterly MSCI USA Index Reviews – Each year, the MSCI USA Index completes an annual index review and three quarterly index reviews of the composition of component stocks in the MSCI USA Index and any changes to the MSCI USA Index take effect as of the close of the last business day of February, May, August, and November.  See “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Maintenance of the MSCI USA Index.”  Because the component stocks of the StyleSelect USA Index are selected only from the MSCI USA Index, the StyleSelect USA Index reflects the relevant changes in the composition of the MSCI USA Index.  A stock removed from the MSCI USA Index is also removed from the StyleSelect USA Index on the same day that the stock is removed from the MSCI USA Index.  A stock newly added to the MSCI USA Index is not considered for addition to the StyleSelect USA Index until the next StyleSelect USA Index monthly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect USA Index’s quantitative criteria.

Ongoing Event-Related Changes to the MSCI USA Index – In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the MSCI USA Index on a periodic basis to take into account certain corporate events, such as such as mergers and acquisitions. See “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Maintenance of the MSCI USA Index.”  The same changes implemented in the MSCI USA Index are reflected in the StyleSelect USA Index at the time of such event through price adjustments of the affected stocks or otherwise. All changes to the MSCI USA Index resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  For information on the affiliation of MSCI, MS & Co. and Morgan Stanley, see “Underlying Indices and Underlying Index Publishers Information—StyleSelect Indices—Affiliation of MSCI, MS & Co. and Morgan Stanley” above; the same terms will apply to Morgan Stanley’s use of the StyleSelect USA Index.

License Agreement between MSCI and Morgan Stanley.  For information on the license agreement, see “Underlying Indices and Underlying Index Publishers Information—StyleSelect Indices—License Agreement between MSCI and Morgan Stanley” above; the same terms will apply to Morgan Stanley’s use of the StyleSelect USA Index.

Swiss Market Index

The Swiss Market Index, which we refer to as the SMI, was introduced on June 30, 1988 with a baseline value of 1500 points at that date.  The SMI is updated in real time after each transaction and published every three seconds.

Composition and Maintenance.  The SMI is made up of a maximum of 30 of the largest, most liquid Swiss stocks of the Swiss Performance Index (“SPI”) large and mid-cap stocks traded on the Electronic Bourse system.  The SMI includes stocks from the Zurich, Geneva and Basle stock exchanges.  The SMI stocks are weighted within the SMI according to their free float market capitalization, and the SMI contains around 90% of the entire free float market capitalization of the Swiss equity market.

The composition of SMI is reviewed annually, and in order to ensure a high degree of continuity in the composition of the SMI, the component stocks are subject to a special procedure for adding them to the SMI or removing them based on free float market capitalization and liquidity.  The resulting adjustments to the index are made regularly once a year.  The composition of the SMI is usually changed on January 1 or July 1 after an advance notice of at least six months.

Index Calculation.  The SMI is calculated according to the “Laspeyres formula” using a weighted arithmetic mean over a defined selection of securities.  The current index level is calculated by dividing the sum of the market capitalizations of the securities contained in the index by the divisor.

License Agreement between SWX Swiss Exchange and Morgan Stanley.  The license agreement between SWX Swiss Exchange and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The PLUS are not in any way sponsored, endorsed, sold or promoted by SWX Swiss Exchange and SWX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI® index (the “SMI”) and/or the figures at which the said Index stands at any particular time on any particular day or otherwise.  The SMI is complied and calculated solely by SWX Swiss Exchange.  However, SWX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and SWX Swiss Exchange shall not be under any obligation to advise any person of any error therein.

SMI® is a registered trademark of SWX Swiss Exchange.

Tokyo Stock Price Index

The Tokyo Stock Price Index (the “TOPIX Index®”) is published by Tokyo Stock Exchange, Inc. (“TSE”).  The TOPIX Index was developed by the TSE.  Publication of the TOPIX Index began on July 1, 1969, based on a base index value of 100 as of January 4, 1968.  The TOPIX Index is computed and published every 15 seconds via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

The component stocks of the TOPIX Index consist of all common domestic stocks listed on the First Section of the TSE which have an accumulative length of listing of at least six months.  The TOPIX Index measures changes in the aggregate market value of these stocks.  The TSE domestic stock market is divided into two sections: the First Section and the Second Section.  Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies.  The component stocks of the TOPIX Index are determined based on market capitalization and liquidity.  Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

The TOPIX Index is a free float adjusted market capitalization weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the Free-Float Weight (“FFW”) to take into account only the listed shares deemed to be available for trading in the market).  The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index.  The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion.  Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria.  Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others.  Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section.

The TOPIX Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth.  The TOPIX Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of common shares listed on the First Section of the TSE at the same instance (as adjusted by multiplying the FFW)) (the “TOPIX Current Market Value”) by the base market value (i.e., the TOPIX Current Market Value on the base date) (the “TOPIX Base Market Value”).

The calculation of the TOPIX Index can be represented by the following formula:

TOPIX Index	=	TOPIX Current Market Value	x	1,000
TOPIX Base Market Value

In order to maintain continuity, the TOPIX Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index.  Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Adjusted Market Value on Adjustment Date		(Adjusted Market Value on Adjustment Date ± Adjustment Amount)
=
TOPIX Base Market Value before adjustment		TOPIX Base Market Value after adjustment

Where, adjustment amount is equal to the changes in the number of shares included in the calculation of the index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New TOPIX Base Market Value	=	Old TOPIX Base Market Value x (Adjusted Market Value on Adjustment Date ± Adjustment Amount)
Adjusted Market Value on Adjustment Date

The TOPIX Base Market Value remains at the new value until a further adjustment is necessary as a result of another change.  As a result of such change affecting the TOPIX Current Market Value or any stock underlying the TOPIX Index, the TOPIX Base Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

License Agreement between TSE and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with TSE providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX Index, which is owned and published by the TSE, in connection with securities, including the PLUS.

The license agreement between the TSE and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

(i)       The TOPIX Index Value and the TOPIX Trademarks are subject to the intellectual property rights owned by the TSE and the TSE owns all rights relating to the TOPIX Index, such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Trademarks.

(ii)      The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Trademarks or cease the use thereof.

(iii)     The TSE makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX Index Value and the TOPIX Trademarks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)     The TSE gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein.  Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)      The PLUS are in no way sponsored, endorsed or promoted by the TSE.

(vi)     The TSE shall not bear any obligation to give an explanation of the PLUS or any advice on investments to any purchaser of the PLUS or to the public.

(vii)    The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the PLUS, for calculation of the TOPIX Index Value.

(viii)    Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the PLUS.

“TOPIX®” and “TOPIX Index®” are trademarks of the TSE and have been licensed for use by Morgan Stanley.  The PLUS have not been passed on by the TSE as to their legality or suitability.  The PLUS are not issued, endorsed, sold or promoted by the TSE.  THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE PLUS.